
                                                                     EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                         WADDELL & REED FINANCIAL, INC.,

                        MACKENZIE FINANCIAL CORPORATION,

                      MACKENZIE INVESTMENT MANAGEMENT, INC.

                                       and

                           IVY ACQUISITION CORPORATION


                          Dated as of: August 29, 2002


================================================================================

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                                TABLE OF CONTENTS

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                                              ARTICLE I DEFINITIONS
Section 1.1    Definitions.....................................................................................2

                       ARTICLE II PURCHASE AND SALE OF SHARES PURCHASE AND SALE OF SHARES;
                                             CLOSING; RELATED MATTERS
Section 2.1    Purchase and Sale of the Shares................................................................10
Section 2.2    Closing; Delivery of the Shares................................................................11
Section 2.3    Payment........................................................................................11
Section 2.4    Purchase Consideration.........................................................................11
Section 2.5    Determination of Closing AUM and Preliminary Excess Adjusted Working Capital...................11
Section 2.6    Preliminary Adjustments; Reserves..............................................................11
Section 2.7    Closing Excess Adjusted Working Capital........................................................12
Section 2.8    Closing Purchase Consideration Adjustments.....................................................13
Section 2.9    Success Fee Adjustments........................................................................13
Section 2.10   Adjustment to Purchase Consideration...........................................................13
Section 2.11   Treatment of Options...........................................................................13

                           ARTICLE III REPRESENTATIONS AND WARRANTIES OF MIMI AND NEWCO
Section 3.1    Organization and Related Matters...............................................................14
Section 3.2    Approval by MIMI and Newco; Vote Required......................................................15
Section 3.3    Authority; No Violation; Consents..............................................................15
Section 3.4    Books and Records..............................................................................16
Section 3.5    Securities Filings; Financial Statements; Liabilities..........................................16
Section 3.6    Compliance with Applicable Laws................................................................17
Section 3.7    Additional Representations Regarding Funds.....................................................19
Section 3.8    Assets Under Management........................................................................23
Section 3.9    Title..........................................................................................23
Section 3.10   Contracts......................................................................................23
Section 3.11   Technology and Intellectual Property...........................................................25
Section 3.12   Legal Proceedings..............................................................................26
Section 3.13   Taxes and Tax Returns..........................................................................26
Section 3.14   Insurance......................................................................................28

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
Section 3.15   Labor and Employment Matters...................................................................28
Section 3.16   Benefit Plan Obligations.......................................................................28
Section 3.17   Fairness Opinion; No Brokers...................................................................30
Section 3.18   Derivatives, Etc...............................................................................30
Section 3.19   Absence of Changes.............................................................................30
Section 3.20   Competition Act (Canada) and Investment Canada Act.............................................31
Section 3.21   Valid Exemption................................................................................31

                              ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER
Section 4.1    Organization...................................................................................31
Section 4.2    Authority; No Violation; Consents..............................................................31
Section 4.3    Legal Proceedings..............................................................................32
Section 4.4    No Ineligible Persons..........................................................................32
Section 4.5    Certain Regulatory Filings.....................................................................32
Section 4.6    No Brokers.....................................................................................33
Section 4.7    No Unfair Burden...............................................................................33
Section 4.8    Absence of Changes.............................................................................33
Section 4.9    Financing......................................................................................33
Section 4.10   Share Ownership................................................................................33

                                               ARTICLE V COVENANTS
Section 5.1    Conduct of Business............................................................................34
Section 5.2    Preparation Of Proxy Statement; Waivers; Pre-Closing Transactions..............................36
Section 5.3    Stockholders' Meeting; Board Recommendation....................................................37
Section 5.4    Approval Of New Fund Contracts and Directors...................................................37
Section 5.5    Governmental Consents and Filings..............................................................38
Section 5.6    Additional Agreements..........................................................................39
Section 5.7    Acquisition Proposals..........................................................................39
Section 5.8    Fair Price Structure...........................................................................40
Section 5.9    Expenses.......................................................................................40
Section 5.10   Access; Certain Communications.................................................................41
Section 5.11   Notification of Certain Matters................................................................41
Section 5.12   Safe Harbor....................................................................................41
Section 5.13   Confidentiality................................................................................41
Section 5.14   Financing......................................................................................41
Section 5.15   Use of Name....................................................................................42
Section 5.16   Additional Buyer Covenants.....................................................................43

                                         ARTICLE VI CONDITIONS TO CLOSING

                                      -ii-
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
Section 6.1    Conditions to Buyer's Obligations..............................................................44
Section 6.2    Conditions to MIMI's, Parent's and Newco's Obligations.........................................45
Section 6.3    Mutual Conditions..............................................................................46

                                         ARTICLE VII TERMINATION/SURVIVAL
Section 7.1    Termination....................................................................................47
Section 7.2    Effect of Termination..........................................................................48

                                            ARTICLE VIII MISCELLANEOUS
Section 8.1    Amendments; Extension; Waiver..................................................................48
Section 8.2    Entire Agreement...............................................................................48
Section 8.3    Interpretation.................................................................................48
Section 8.4    Severability...................................................................................48
Section 8.5    Notices........................................................................................49
Section 8.6    Binding Effect; Persons Benefiting; No Assignment..............................................50
Section 8.7    Counterparts...................................................................................50
Section 8.8    Governing Law..................................................................................50
Section 8.9    Waiver of Jury Trial...........................................................................50
Section 8.10   No Punitive or Consequential Damages...........................................................50

Exhibits
Exhibit A - Plan of Dissolution
Exhibit B - Subadvisory Agreement
Exhibit C - Trademark Agreement
Exhibit D - Opinion Matters for Counsel to Parent, Newco and MIMI
Exhibit E - Tax Matters Agreement
Exhibit F - Marketing Agreement
Exhibit G - Opinion Matters for Counsel to Buyer

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of August 29, 2002 (this "Agreement"), by and among Waddell & Reed Financial, Inc., a Delaware corporation (the "Buyer"), Mackenzie Financial Corporation, a corporation amalgamated under the laws of Ontario, Canada ("Parent"), Mackenzie Investment Management, Inc., a Delaware corporation ("MIMI"), and Ivy Acquisition Corporation, a Delaware corporation ("Newco").

                                    RECITALS:

     WHEREAS, as of the date hereof Parent owns beneficially and of record approximately 85.7% of the outstanding shares of MIMI's Common Stock, par value $0.01 per share (the "Common Stock");

     WHEREAS, Parent has formed Newco for the purpose of engaging in the transactions set forth herein;

     WHEREAS, prior to the Closing (as defined herein) (a) Parent will contribute all the shares of Common Stock owned and held of record by it to the capital of Newco in exchange for shares of common stock of Newco (the "Share Contribution"), and (b) following the Share Contribution, the Board of Directors of MIMI and the stockholders of MIMI (the "Stockholders") will adopt a plan of complete liquidation and dissolution under Delaware law (the "Plan of Dissolution") pursuant to which (i) MIMI will distribute to the Stockholders (other than Newco) cash consideration in the Pre-Closing Dissolution (as defined herein) with a per share value not less than the consideration that would have been received by such Stockholders if the Purchase Consideration (as defined herein) paid to Parent had been paid pro rata to all Stockholders prior to the Pre-Closing Transactions, and (ii) MIMI will distribute to Newco all other assets and liabilities of MIMI.

     WHEREAS, Parent desires to sell to Buyer, and Buyer desires to purchase all outstanding shares of capital stock (collectively, the "Shares") of Newco on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Boards of Directors of Buyer, MIMI and Newco have approved this Agreement and the transactions contemplated by this Agreement (except that the Pre-Closing Dissolution (as defined herein) has not yet been approved by the Board of Directors of MIMI) in accordance with the provisions of the Delaware General Corporation Law;

     WHEREAS, the Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Applicable Law, and Parent, as the sole stockholder of Newco, has approved this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of the Delaware General Corporation Law;

     WHEREAS, simultaneously with the execution of this Agreement, Buyer and Parent are entering into a Voting, Support and Indemnification Agreement, dated as of the date hereof (the "Support Agreement"), whereby Parent agrees to vote in favor of the transactions contemplated by this Agreement and to indemnify Buyer for certain breaches of this Agreement by MIMI or Newco; and

     WHEREAS, Buyer, Newco and MIMI desire to make certain representations, covenants and agreements in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of the parties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1    DEFINITIONS.

            (a) For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Advised Fund" means a collective investment vehicle with respect to which any Company acts in an advisory capacity, subadvisory capacity or otherwise provides services on behalf of Parent other than the Ivy Fund, any Portfolio or any Subadvised Fund.

     "Advisers Act" means the United States Investment Advisers Act of 1940 and all rules and regulations of the SEC thereunder.

     "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, "control", when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing. For purposes of the definition of "control", a general partner or managing member of a Person shall always be considered to control such Person.

     "Applicable Law" means any statute, law, ordinance, rule, public administrative interpretation, published policy statement, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to the Person or Persons referenced or to any of the assets, officers, directors, employees, agents, shareholders, partners, members, beneficiaries or other owners of Equity Interests in such Person or Persons.

     "Assets Under Management" or "AUM" means, at any particular date, with respect to (i) the referenced Portfolio, the product of (A) the number of shares or other units of equity interest of such Portfolio outstanding as of the close of business on the Business Day immediately prior to such particular date and
(B) the net asset value (as calculated in accordance with the prospectus or other offering document of such Portfolio) in U.S. dollars of each such share or

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other unit of equity interest of such Portfolio as of the close of business on the Business Day immediately prior to the applicable date or (ii) the referenced Advised Fund, the product of (A) the number of shares or other units of equity interest of such Advised Fund outstanding as of the close of business on the Business Day immediately prior to such particular date and (B) the net asset value (as calculated in accordance with the prospectus or other offering document of such Advised Fund) in U.S. dollars (or as converted into U.S. dollars at the New York foreign exchange rate at 4:00 p.m. Eastern Time on the Business Day immediately prior to such particular date as listed in The Wall Street Journal) of each such share or equity interest of such Advised Fund as of the close of business on the Business Day immediately prior to the applicable date.

     "Board Dissolution Approval" means (i) the adoption of the Plan of Dissolution and the approval of the Pre-Closing Dissolution by the Board of Directors of MIMI, (ii) the determination by the Board of Directors of MIMI that the Pre-Closing Transactions are fair to, advisable and in the best interests of the Stockholders and (iii) the recommendation by the Board of Directors of MIMI of the approval of the Pre-Closing Dissolution by the Stockholders, in each case within ten days following the Share Contribution.

     "Business Day" means any day other than a Saturday, Sunday or a day on which the New York Stock Exchange is authorized or required to be closed for regular business; provided, that for subpart (ii) of the definition of "Assets Under Management" or "AUM", Business Day shall mean any day other than a Saturday, Sunday or a day on which the TSX is authorized or required to be closed for regular business.

     "Buyer Material Adverse Effect" means (i) a material adverse effect on the business, assets, revenues, financial conditions, results of operations of Buyer, excluding effects to the extent attributable to (a) declines in any relevant securities market or segment thereof, (b) changes in the asset management industry generally, or (c) general national, international or regional economic or financial conditions, or any outbreaks of hostilities or terrorism or escalation thereof or other calamity or crisis, in each case only to the extent Buyer is not disproportionately affected by such change or decline; or (ii) a material burden on or impairment of Buyer's ability to consummate the transactions contemplated by this Agreement.

     "Canadian GAAP" means, with respect to the referenced Company or Fund, generally accepted accounting principles as used in Canada as in effect at the time any applicable financial statements were prepared or any act requiring the application of, or reconciliation to, Canadian GAAP was performed.

     "Canadian Securities Laws" means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Regulators and the securities regulatory authorities in the provinces and territories of Canada.

     "Canadian Securities Regulators" means the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada.

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     "Canadian Tax Act" means the INCOME TAX ACT (Canada) and the regulations under that Act.

     "Closing" means the completion of the transactions contemplated by this Agreement.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companies" means MIMI, Newco, Ivy Management, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, Ivy Mackenzie Distributors, Inc., a Florida corporation, and Ivy Mackenzie Services Corp., a Florida corporation, collectively.

     "Company" means each or any one of the Companies individually, as the context may require.

     "Confidentiality Agreement" means the Confidentiality Agreement, dated January 23, 2002, between Buyer and MIMI.

     "Contract" means with respect to any Person, any agreement, indenture, debt instrument, contract, guarantee, loan, note, mortgage, license, lease or other binding commitment, whether oral or written, to which such Person is a party or by which it is bound or to which any of its assets or properties is subject.

     "Derivative Contract" means any exchange-traded, over-the-counter or other swap, cap, floor, collar, option agreement, futures or forward contract and each other similar Contract.

     "Dollar" or "Dollars" or "$" means United States dollar currency in all cases, unless otherwise specified.

     "Encumbrance" means any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever, except for restrictions imposed by applicable securities laws.

     "Equity Interests" means: (a) capital stock, partner interests, member interests, beneficial interests or any other equity or ownership interests in the Person referenced; (b) any instruments convertible into or exchangeable for, or whose value is determined by reference to, any such interests; or (c) any other rights, warrants or options to acquire or dispose of any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations of the Department of Labor thereunder.

     "Excess Adjusted Working Capital" means, at any time, with respect to MIMI or Newco, as applicable, the following, each component of which is determined on a consolidated basis with the Companies in accordance with GAAP applied on a basis consistent with the Most Recent Balance Sheet:

            (i) the sum of the amounts in the "Total Cash and Cash Equivalents", "Total Receivables" and "Total Investments" line items on the applicable balance sheet, plus

            (ii)    the Restructuring Costs Accrued ; less

            (iii) the sum of the amounts in the "Total Accounts Payable" and "Accrued Liabilities" line items on such balance sheet and $1,480,000;

     provided, that for the avoidance of doubt, (w) "Total Receivables" shall include a current tax receivable (to the extent not a deferred tax asset) created by an anticipated refund arising as a result of the carryback of a net operating loss attributable to the adjustment under Section 481(a) of the Code described in Section 4.3 of the Support Agreement, (x) the amounts in the "Net Intangible Assets", "Fixed Assets: Book Value" and "Other
     Assets: Deferred/Prepaid/Other" line items on such balance sheet shall not be included in the calculation in clause (i) above; (y) the liability amounts in the "Deferred Compensation", "T/A Restructuring" and "Deferred Rent" line items on such balance sheet shall not be included in the calculation in clause (iii) above; and (z) the liability amounts in the "Total Accounts Payable" and "Accrued Liabilities" line items on such balance sheet shall include all amounts relating to any financial advisor, legal, accounting and all other transaction fees and expenses payable by any Company in connection with this Agreement or the transactions contemplated by this Agreement (except to the extent that such fees and expenses are to be paid or assumed by Parent or another company); and

     provided, further, that for "Accrued Liabilities: Bonuses," bonus accruals for individuals employed by MIMI immediately prior to the Pre-Closing Dissolution or by Newco at the time of Closing, as applicable, are at least as large as the greater of the pro rata amount actually paid to each of such employees as employed by MIMI in the prior year or the pro rata amount of 75% of "target" bonus levels, as defined by Company policy.

     For the avoidance of doubt in understanding the composition of the line items referred to in this definition, the balance sheet of MIMI as of June 30, 2002 is attached hereto as SCHEDULE 1.1(a)(ii) resulting in a net balance of Excess Adjusted Working Capital of $47,000,000.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fund" means Ivy Fund, each Portfolio, each Advised Fund and each Subadvised Fund.

     "GAAP" means, with respect to the referenced Company or Fund, generally accepted accounting principles as used in the United States of America, as in effect at the time any applicable financial statements were prepared or any transaction or activity requiring the application of GAAP was performed.

     "Governmental Authority" means any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to

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exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, and any governmental or non-governmental Self-Regulatory Organization.

     "Governmental Documents" means all reports, registration statements, prospectuses, annual information forms, financial statements, notices and other filings filed, or required to be filed, by law, by contract or otherwise, by the referenced Person or Persons pursuant to the authority of any Governmental Authority.

     "Intellectual Property" means patents, patent applications, trademarks and service marks (whether registered or unregistered), trade names, logos, copyrights, maskworks, know-how, trade secrets, ideas, Internet domain names, inventions, processes, Software, and any other tangible or intangible proprietary information, material or right, including, without limitation, any application, registration, pending registration or "intent to use" filing with respect to any of the foregoing.

     "Investment Company Act" means the United States Investment Company Act of 1940 and all rules and regulations of the SEC thereunder.

     "IRS" means the Internal Revenue Service of the United States.

     "Ivy Fund" means Ivy Fund, a Massachusetts business trust consisting of sixteen separate Portfolios.

     "Leased Properties" means all leasehold interests of any Company in real property.

     "MIMI Stockholder Approval" means the approval by a majority of outstanding shares of Common Stock of MIMI of the Pre-Closing Dissolution; provided, that if either the Pre-Closing Transactions are not exempt under OSC Rule 61-501 and QSC Policy Q-27 or the Waivers are not received, then the MIMI Stockholder Approval shall also include meeting the applicable requirements of OSC Rule 61-501 and QSC Policy Q-27.

     "Options" means the collective reference to all options to purchase shares of Common Stock issued pursuant to the Option Plan that are outstanding immediately prior to the consummation of Pre-Closing Transactions.

     "Ordinary Course of Business" means the ordinary course of business of the referenced Person or Persons consistent with past practice.

     "Permitted Encumbrances" means all Encumbrances which are:

            (1)     Encumbrances set forth on SCHEDULE 1.1(b);

            (2) liens for Taxes or assessments that are not yet due and payable; or

            (3) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the Ordinary Course of Business for sums not yet due and payable.

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     "Person" means any natural person, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust or other entity.

     "Portfolio" means an individual mutual fund within the Ivy Fund.

     "Pre-Closing Dissolution" means the dissolution of MIMI pursuant to the Plan of Dissolution, substantially in the form attached hereto as EXHIBIT A, whereby the Stockholders (other than Newco) shall receive cash and Newco shall receive all of the other assets and liabilities of MIMI, and the other transactions contemplated by the Plan of Dissolution.

     "Pre-Closing Transactions" means (i) the Share Contribution and (ii) the Pre-Closing Dissolution.

     "Records" means all records and original documents in the possession of any referenced Person or Persons which pertain to or have been or are utilized by such Person or Persons to administer, monitor, evidence or record information respecting the business or conduct of such Person or Persons including, without limitation, (a) all such records and original documents maintained on electronic or magnetic media and (b) all such records and original documents respecting the Contracts of such Person as may be necessary to comply with any Applicable Law, including, without limitation, any and all records and original documents kept in accordance with, or filed pursuant to, any Securities Laws.

     "Restructuring Costs Accrued" means any liability accrued but not yet paid between July 31, 2002 and Closing Date related to (A) the termination by any of the Companies of office space, office equipment or other office lease, (B) payments due under the agreements and plans listed on SCHEDULE 3.10(a) for termination of any of the Companies' employees, and (C) severance benefits and related costs for termination of any of the Companies' employees that are mutually agreed to by the Buyer and MIMI.

     "Restructuring Costs Paid" means any liability incurred and paid between the signing date of this Agreement and Closing Date related to (A) the termination by any of the Companies of office space, office equipment or other office lease, (B) payments due under the agreements and plans listed on SCHEDULE 3.10(a) for termination of any of the Companies' employees, and (C) severance benefits and related costs for termination of any of the Companies' employees that are mutually agreed to by the Buyer and MIMI.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Laws" means the United States Securities Act of 1933; the United States Securities Exchange Act of 1934; the Investment Company Act; the Advisers Act; the published rules and regulations of the SEC promulgated thereunder; the securities or "blue sky" laws of any state or territory of the United States; the rules and regulations of The National Association of Securities Dealers, Inc. ("NASD"); the Canadian Securities Laws; the by-laws, rules and regulations of the TSX; and the comparable laws, rules and regulations in effect in any other country.

     "Self-Regulatory Organization" means the NASD, the MSRB, the National Futures Association, each national securities exchange in the United States, the Investment Dealers

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Association of Canada, the Mutual Fund Dealers Association of Canada and the TSX
and each or other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies or investment advisers, or to the jurisdiction of which any of the Companies is otherwise subject.

     "Seller Material Adverse Effect" means (i) a material adverse effect on the business, assets, revenues, financial condition, results of operations or the amount of assets under management of the Companies taken as a whole, excluding effects to the extent attributable to (a) declines in any relevant securities market or segment thereof, (b) changes in the asset management industry generally, or (c) general national, international or regional economic or financial conditions, or any outbreaks of hostilities or terrorism or escalation thereof or other calamity or crisis, in each case only to the extent that the Companies are not disproportionately affected by such change or decline; or (ii) a material burden on or impairment of the Companies' ability to consummate the transactions contemplated by this Agreement.

     "Software" means computer software programs or applications (in source code and/or object code form) and computer databases, including all associated user documentation and technical documentation.

     "Subadvised Fund" means all collective investment vehicles for which any Company provides any services or with respect to which any Company acts in a subadvisory capacity other than Ivy Fund, a Portfolio or an Advised Fund.

     "Subsidiary", when used with respect to any Person, means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such Person.

     "Tax" or "Taxes" means any taxes, assessments, fees and other governmental charges imposed by any Governmental Authority, including without limitation income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxing Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental

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entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

     "Treasury Regulations" means the regulations promulgated under the Code.

     "TSX" means the Toronto Stock Exchange.

     "Waivers" means the receipt by MIMI of any necessary exemptive relief from the Ontario Securities Commission and the Quebec Securities Commission from the applicable requirements of Ontario Securities Commission Rule 61-501 ("OSC Rule 61-501") and Quebec Securities Commission Policy Q-27 ("QSC Policy Q-27"), respectively, in respect of the Pre-Closing Transactions and in form and substance reasonably acceptable to the Buyer.

            (b) The following terms shall have the meaning specified in the indicated section of this Agreement:

Term                                                                     Section
----                                                                     -------
12b-1 Plan........................................................Section 3.7(i)
Acquisition Proposal..............................................Section 5.7(a)
Agreement...............................................................Preamble
Buyer...................................................................Preamble
Closing AUM..........................................................Section 2.5
Closing Balance Sheet................................................Section 2.7
Closing Excess Adjusted Working Capital..............................Section 2.7
Closing Excess Adjusted Working Capital Adjustment...................Section 2.8
Common Stock.......................................................First Recital
Deferred Compensation..................................................Article I
ERISA Affiliate..................................................Section 3.16(a)
Financial Advisor................................................Section 3.17(a)
Foreign Plans....................................................Section 3.16(d)
Fund Board........................................................Section 3.7(g)
Fund Board Approvals..............................................Section 5.4(a)
Fund Contracts....................................................Section 3.7(a)
Fund Shareholder Approval.........................................Section 5.4(b)
Fund Transactions.................................................Section 5.4(a)
Governmental Consents.............................................Section 3.3(c)
HSR Act..............................................................Section 5.5
Interim Trade Name...............................................Section 5.15(b)
License Term.....................................................Section 5.15(b)
Licensed Business................................................Section 5.15(b)
Licensed Names...................................................Section 5.15(b)
Material Contracts..................................................Section 3.10
MIMI....................................................................Preamble
Minutes..............................................................Section 3.4
Most Recent Balance Sheet.........................................Section 3.5(c)
NASD..............................................................Section 1.1(a)

Net Excess Fees......................................................Section 2.9
Newco...................................................................Preamble
Option Plan.......................................................Section 3.1(c)
OSC Rule 61-501......................................................Section 3.2
Parent..................................................................Preamble
Parent Marks.....................................................Section 5.15(a)
Permits...........................................................Section 3.6(b)
Plan.............................................................Section 3.16(a)
Plan of Dissolution................................................Third Recital
Preliminary Balance Sheet............................................Section 2.5
Preliminary Excess Adjusted Working Capital..........................Section 2.5
Proxy Statement...................................................Section 3.5(d)
Purchase Consideration...............................................Section 2.4
QSC Policy Q-27......................................................Section 3.2
Qualified Acquisition Proposal....................................Section 5.7(c)
Referee..............................................................Section 2.7
Reserve...........................................................Section 2.6(b)
RIC...............................................................Section 3.7(h)
Securities Filings...................................................Section 3.5
Shares............................................................Fourth Recital
Share Contribution.................................................Third Recital
Stockholders.......................................................Third Recital
Stockholders' Meeting................................................Section 5.3
Success Fee Reserve...............................................Section 2.6(b)
Subadvisory Agreement.............................................Section 6.1(e)
Subsequent Action.................................................Section 5.7(c)
Support Agreement..................................................Fifth Recital
Tax Items........................................................Section 3.13(a)
Technology Systems...............................................Section 3.11(a)
Third Party.......................................................Section 5.7(a)
Third Party Consents..............................................Section 3.3(b)
Trademark Agreement...............................................Section 6.1(g)
US Plan..........................................................Section 3.16(a)
Working Capital Reference Amount..................................Section 2.6(a)

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

              PURCHASE AND SALE OF SHARES; CLOSING; RELATED MATTERS

     Section 2.1 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Parent, all right, title and interest in and to the Shares. The consideration to be paid by Buyer for the Shares is set forth in Section 2.4 hereof, subject to the adjustments set forth in Sections 2.6, 2.8 and 2.9.

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     Section 2.2    CLOSING; DELIVERY OF THE SHARES. The Closing shall take
place (a) at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, at 10:00 a.m. on the second Business Day following the date on which the last of the conditions set forth in Article VI that are capable of being satisfied before Closing are fulfilled or waived in accordance with this Agreement or (b) at such other place, time or date as Buyer and Parent may agree. The parties hereto agree to use their commercially reasonable efforts to ensure that the Closing occurs on or prior to December 31, 2002. At the Closing, Parent will deliver to Buyer, free and clear of any Encumbrances, one or more certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

     Section 2.3 PAYMENT. In consideration of the sale of the Shares to Buyer in accordance with this Agreement, Buyer shall pay to Parent at the Closing, by wire transfer of immediately available funds to an account designated in writing by Parent to Buyer not less than five (5) Business Days prior to the Closing, the Purchase Consideration to be paid at the Closing (as adjusted pursuant to Section 2.6).

     Section 2.4 PURCHASE CONSIDERATION. The aggregate amount payable by Buyer to Parent in respect of the Shares (the "Purchase Consideration") shall be $74,000,000, subject to adjustment as set forth in Sections 2.6, 2.8 and 2.9.

     Section 2.5 DETERMINATION OF CLOSING AUM AND PRELIMINARY EXCESS ADJUSTED WORKING CAPITAL. As soon as reasonably possible and at least five Business Days prior to the estimated Closing Date, MIMI (with the input and assistance of Buyer to the extent reasonably requested by Buyer) shall cause to be prepared and delivered to Buyer a consolidated balance sheet of MIMI as at the most recent month end prior to the Closing Date (or, if the Closing Date is within the first 10 days of any calendar month, as at the month end prior to such most recent month end) (the "Preliminary Balance Sheet"), together with a certificate of the Chief Financial Officer of MIMI setting forth the Excess Adjusted Working Capital of MIMI as at such date (the "Preliminary Excess Adjusted Working Capital"), including reasonable detail on the calculation of the Preliminary Excess Adjusted Working Capital. The Preliminary Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with the Most Recent Balance Sheet, except as set forth on SCHEDULE 2.5 hereto. For the avoidance of doubt, all amounts paid or to be paid to the Stockholders (other than Parent) in the Pre-Closing Dissolution and all amounts paid or required to be paid to holders of Options, as contemplated by Section 2.10, shall be deducted from the Preliminary Excess Adjusted Working Capital. In addition, as early as possible on the Business Day immediately prior to the Closing Date, MIMI shall cause to be prepared and delivered to Buyer a certificate of the Chief Financial Officer of MIMI setting forth the Assets Under Management for each Portfolio of the Ivy Fund as at the Closing Date, excluding the Assets Under Management for any Portfolio for which a Fund Shareholder Approval has not been obtained (the "Closing AUM"), including reasonable detail on the calculation of the Closing AUM.

     Section 2.6 PRELIMINARY ADJUSTMENTS; RESERVES. (a) Immediately prior to the Closing, (i) the Purchase Consideration shall be adjusted upward by 1.9% of the excess, or downward by 1.9% of the deficiency, of the Closing AUM of the Ivy Fund over $760,000,000; provided, that to the extent the Closing AUM of the Ivy Fund is less than $500,000,000, the Purchase Consideration shall be adjusted downward by 1.9% of the deficiency between $760,000,000 and $500,000,000 and by 5.0% of the amount that such Closing AUM is less than $500,000,000; provided further, that in no event shall any negative adjustment pursuant to this SECTION 2.6(a)(i) be greater than an aggregate $20,000,000, and (ii) the Purchase Consideration shall be adjusted upward by the excess, or downward by the deficiency, of the Preliminary Excess Adjusted Working Capital over $44,000,000 (such $44,000,000 the "Working Capital Reference Amount"). However, the Working Capital Reference Amount shall be reduced by the amount of any Restructuring Costs Paid.

            (b)     Buyer shall reserve from the Purchase Consideration
(as adjusted pursuant to SECTION 2.6(a)) to be paid at the Closing an amount equal to $3,000,000 (the "Reserve"). In addition, Buyer shall reserve from the Purchase Consideration (as adjusted pursuant to Section 2.6(a)) to be paid at the Closing an amount equal to the maximum aggregate amounts potentially payable by MIMI or Newco pursuant to the agreements set forth in SCHEDULE 3.10(a)(14) (the "Success Fee Reserve"). The Reserve and the Success Fee Reserve shall each be held by Buyer in separate accounts.

     Section 2.7 CLOSING EXCESS ADJUSTED WORKING CAPITAL. As soon as reasonably possible and no later than 60 days after the Closing Date, Buyer shall cause to be prepared and delivered to Parent a consolidated balance sheet of Newco as at the Closing Date (the "Closing Balance Sheet"), together with a certificate of the Chief Financial Officer of Buyer setting forth the Excess Adjusted Working Capital of Newco as at the Closing Date (the "Closing Excess Adjusted Working Capital"), including reasonable detail on the calculation of the Closing Excess Adjusted Working Capital. The Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a consistent basis with the Most Recent Balance Sheet, except as set forth on SCHEDULE 2.7 hereto. For greater certainty, such Closing Balance Sheet shall be prepared based on information available at the time and may vary from the post-Closing opening balance sheet of Newco. If within 15 Business Days following delivery of the Closing Balance Sheet and the certificate setting forth the Closing Excess Adjusted Working Capital to Parent, Parent has not given Buyer written notice of its objection to the Closing Balance Sheet or Closing Excess Adjusted Working Capital describing in reasonable detail the basis of such objection, then the Closing Excess Adjusted Working Capital shall be final and conclusive. If Parent gives such written notice of objection within such period and Buyer and Parent are unable to resolve such issues prior to the date that is 15 days after delivery of such written notice, then the issues in dispute will be submitted for resolution to a nationally recognized accounting firm to be selected jointly by Parent and Buyer within the following five days or, if they fail to agree within such period, such accounting firm shall be Ernst & Young LLP (it being understood that Ernst & Young LLP was chosen because of representations made that neither party nor their respective Affiliates have a material relationship with such firm, and if any such party develops a material relationship with such firm, the party having such relationship shall promptly notify the other party of such relationship and the parties will select another nationally recognized accounting firm with which none of such parties has a material relationship to serve as the accounting firm) (the "Referee"). The Referee shall determine the Closing Balance Sheet and Closing Excess Adjusted Working Capital as soon as reasonably possible and no later than 45 days after the dispute is submitted to it. If issues in dispute are submitted to the Referee for resolution, (a) each party will furnish to the Referee such work papers and other documents and information relating to the disputed issues as the Referee may request and are available to that party or its Subsidiaries (or its independent public accountants) and will be afforded the opportunity to present to the Referee any materials relating to the determination of the Closing Balance Sheet and Closing Excess Adjusted Working Capital and to discuss such determination with the Referee; (b) the determination by the Referee of the Closing Excess Adjusted Working Capital, as set forth in a written notice delivered to both parties by the Referee, will be binding and conclusive on the parties; and (c) Buyer and Parent will each bear one-half of the fees and expenses of the Referee for such determination. The determinations made by the Referee shall be final.

     Section 2.8 CLOSING PURCHASE CONSIDERATION ADJUSTMENTS. As soon as reasonably possible after the determination of the Closing Excess Adjusted Working Capital, the Purchase Consideration shall be adjusted upward by the excess, or downward by the deficiency, of the Closing Excess Adjusted Working Capital over the Preliminary Excess Adjusted Working Capital (the "Closing Excess Adjusted Working Capital Adjustment"). Within five days after the determination of the Closing Excess Adjusted Working Capital Adjustment, (a) if the Closing Excess Adjusted Working Capital Adjustment is a positive number, Buyer shall pay Parent the Reserve together with an amount equal to the Closing Excess Adjusted Working Capital Adjustment, or (b) if the Closing Excess Adjusted Working Capital Adjustment is a negative number, Buyer shall pay Parent the excess, if any, of the Reserve over the net amount of such adjustment; provided however, that if the Closing Excess Adjusted Working Capital Adjustment is a negative number larger than the Reserve, then Buyer shall retain the Reserve and Parent shall pay Buyer the amount by which such Closing Excess Adjusted Working Capital Adjustment exceeds the Reserve.

     Section 2.9 SUCCESS FEE ADJUSTMENTS. Within 30 days after the final determination by Buyer of the amounts, if any, payable by MIMI or Newco pursuant to the agreements set forth on SCHEDULE 3.10(a)(14), Buyer shall pay Parent the excess, if any, of the Success Fee Reserve over the Net Success Fees. For purposes hereof, the "Net Success Fees" shall mean the aggregate amounts payable by Buyer, MIMI or Newco pursuant to the agreements set forth on SCHEDULE 3.10(a)(14), net of any reduction in Taxes realized by Buyer, MIMI or Newco as a result of such amounts payable (the "Net Success Fees"). If the Net Success Fees are greater than the Success Fee Reserve, Buyer shall retain the Success Fee Reserve and Parent shall pay Buyer the amount by which the Net Success Fees exceed the Success Fee Reserve.

     Section 2.10 ADJUSTMENT TO PURCHASE CONSIDERATION. Amounts paid or payable pursuant to Sections 2.6, 2.8 or 2.9 shall be treated by the parties for Tax purposes as adjustments to the Purchase Consideration.

     Section 2.11 TREATMENT OF OPTIONS. In connection with the Pre-Closing Transactions, and prior to the consummation of the transactions contemplated hereby, all outstanding Options, whether or not then exercisable, will have been cancelled in accordance with terms of the Option Plan and all consideration payable in connection therewith will have been paid by MIMI or Newco.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF MIMI AND NEWCO

     Except as set forth in writing in a Schedule by reference to the appropriate section, subsection or clause hereof and delivered to Buyer prior to the date hereof, MIMI and Newco each, jointly and severally, represents and warrants to Buyer as follows:

     Section 3.1 ORGANIZATION AND RELATED MATTERS. (a) Each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Company has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Each Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. Complete and correct copies of the charter and bylaws and any amendments thereto of each Company have heretofore been delivered to Buyer.

            (b)     All of the Equity Interests in each of the Companies are
(i) duly authorized, validly issued, fully paid and nonassessable, (ii) not subject to preemptive rights, (iii) not issued in violation of any preemptive rights to which such Company, respectively, is subject, and (iv) (except for the Common Stock of MIMI) owned of record and beneficially as set forth in SCHEDULE 3.1(b), free and clear of any Encumbrances. None of the Companies owns any Equity Interests (other than Equity Interests issued by other Companies or by the Funds) or any other securities other than short-term high quality money market securities. None of the Equity Interests in any of the Companies has been issued in violation of any Applicable Law. There are no Contracts by which any Company is a party or is otherwise bound to redeem, purchase or otherwise acquire any Equity Interests of any Company (or any rights therein) and there are no Contracts to which any Company is a party or is otherwise bound or, to the knowledge of MIMI, to which any holder of such Equity Interest is a party or is otherwise bound, with respect to voting the Equity Interest of any Company.

            (c) The authorized capital stock of MIMI consists of 100,000,000 shares of Common Stock. As of the date hereof, there were issued and outstanding 18,655,550 shares of Common Stock of MIMI. Except for up to 3,114,220 shares of Common Stock reserved for issuance to employees, officers, directors, and consultants of the Companies pursuant to the MIMI 1994 Stock Option Plan (as amended or restated through the date hereof, the "Option Plan"), of which Options to purchase 1,185,500 shares of Common Stock are outstanding, there is no outstanding option, warrant, right (including conversion or preemptive rights), or agreement for the purchase or acquisition from any Company of any Equity Interests of any Company, except as contemplated by the Share Contribution.

            (d) The authorized capital stock of Newco consists of 1,000 shares of common stock. 100 shares of common stock of Newco are issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights), or agreements for the purchase or acquisition from Newco of any Equity Interests of Newco. Parent owns, beneficially and of record, all outstanding shares of common stock of Newco.

     Section 3.2 APPROVAL BY MIMI AND NEWCO; VOTE REQUIRED. MIMI's Board of Directors and Newco's Board of Directors have each duly adopted resolutions
(i) authorizing the execution and delivery of this Agreement by MIMI or Newco, as applicable, and the consummation by MIMI or Newco, as applicable, of the transactions contemplated hereby (except that the consummation by MIMI of the Pre-Closing Dissolution is subject to the Board Dissolution Approval), and (ii) approving and authorizing or ratifying each severance or retention Contract with any employee, officer or director of any Company, including the change in control employment agreements with certain officers of MIMI, as amended, each of which are set forth in subsection (f) of SCHEDULE 3.10. Newco's Board of Directors has, in addition, duly adopted resolutions approving and authorizing the Share Contribution. The MIMI Stockholder Approval is the only vote or consent of holders of any Equity Interests of any Company necessary to approve the Pre-Closing Transactions, this Agreement or the transactions contemplated by this Agreement.

     Section 3.3    AUTHORITY; NO VIOLATION; CONSENTS.

            (a) MIMI and Newco each have all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and, subject to obtaining the Board Dissolution Approval and the MIMI Stockholder Approval prior to the consummation of the Pre-Closing Dissolution, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of MIMI and Newco and no other corporate proceedings on the part of MIMI or Newco, respectively, are necessary to approve this Agreement or, other than the Board Dissolution Approval and the MIMI Stockholder Approval, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by MIMI and Newco. Assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of each of MIMI and Newco, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement by MIMI or Newco, nor the consummation by MIMI or Newco of the transactions contemplated hereby and the performance of this Agreement by MIMI or Newco, assuming that the Board Dissolution Approval, the MIMI Stockholder Approval and the Waivers, Governmental Consents, Fund Board Approvals and Fund Shareholder Approvals have been obtained prior to the Closing, will (i) (x) violate, conflict with, or result in a breach of any provision of the charter, by-laws or other organizational documents of any of the Companies or Portfolios, or (y) except as set forth on SCHEDULE 3.3(b) (the "Third Party Consents"), require consent under, violate, conflict with, or result in a breach, in any material respect, of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any material Encumbrance upon any of the properties or assets of any of the Companies or Portfolios, under any of the terms, conditions or provisions of any material Contract to which any of the Companies or Portfolios is a party or to which any of them or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any Company, the Ivy Fund or any of the Portfolios or any of their respective properties or assets, except for such violations which would not reasonably be expected to have a Seller Material Adverse Effect.

            (c) Except for the Waivers and except as set forth on SCHEDULE 3.3(c) (the "Governmental Consents"), no material notice to, filing with, authorization of, exemption by, or consent or approval of, any Governmental Authority is necessary for the consummation by MIMI, Newco or Parent of any of the transactions contemplated by this Agreement. MIMI is not aware of any reason why the Governmental Consents could not be obtained.

     Section3.4     BOOKS AND RECORDS. Each of the Companies and each of the
Portfolios has at all times during the previous five (5) years maintained Records which accurately reflect all its material transactions in reasonable detail, and has at all times maintained accounting controls, policies and procedures reasonably designed to provide that (A) such transactions are executed in accordance with its management's general or specific authorization, as applicable, (B) such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements, and (C) the documentation pertaining thereto is retained, protected and duplicated in accordance with Applicable Law. MIMI has provided to Buyer complete and correct copies of all minutes of meetings, written consents and other actions of the boards of trustees (or other governing body), and any committees thereof, of each Company, the Ivy Fund and each Portfolio since January 1, 1999 (the "Minutes"). The Records and the Minutes of the Companies and the Portfolios are complete and correct in all material respects.

     Section 3.5    SECURITIES FILINGS; FINANCIAL STATEMENTS; LIABILITIES.

            (a) Since September 30, 1999, MIMI has filed with the SEC, the Canadian Securities Regulators and the TSX all reports, schedules, forms, statements and other documents required to be filed under the Exchange Act and Canadian Securities Laws through the date hereof. All such documents (including exhibits and financial statement schedules) filed by MIMI with the SEC pursuant to the Exchange Act or with the Canadian Securities Regulators and the TSX pursuant to the Canadian Securities Laws, are referred to herein as the "Securities Filings." The Securities Filings (i) complied, as of their respective dates, in all material respects with the applicable requirements of the Exchange Act and the Canadian Securities Laws; (ii) did not at the time they were filed contain, or have been amended to correct, any untrue statement of material fact; (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or have been amended to correct any such omission; and (iv) in the event of subsequent modifications of the circumstances or the basis on which they had been made, were, to the extent required by the Exchange Act or the Canadian Securities Laws, as applicable, amended in order to make them not misleading in any material respects in the light of such new circumstances or basis.

            (b) Except as set forth in SCHEDULE 3.5(b), each of the consolidated financial statements (including, in each case, any related notes or schedules) included in the Securities Filings was prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and reconciled to Canadian GAAP to the extent required by Canadian Securities Laws (except in the case of unaudited consolidated quarterly statements (i) as permitted by Form 10-Q of the SEC, (ii) as may be indicated in footnotes thereto or in the Securities Filings and (iii) that they are subject to normal and recurring year-end adjustments), and fairly present in all material respects the consolidated financial position of MIMI and the other Companies on a consolidated basis as at the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods then ended.

            (c) Except as set forth in SCHEDULE 3.5(c) and except for (i) liabilities that are fully reflected or reserved against in the consolidated balance sheets contained in the most recent consolidated financial statements included in the Securities Filings as of June 30, 2002 (the "Most Recent Balance Sheet"), (ii) liabilities incurred since the date of the Most Recent Balance Sheet in the Ordinary Course of Business and which are not individually or in the aggregate material to the business or operations of the Companies, taken as a whole, (iii) liabilities the incurrence of which are permitted by this Agreement, or that arise from items disclosed in the Schedules to this Agreement or that are authorized in advance by Buyer in writing, or (iv) as described in Securities Filings filed since June 30, 2002 and prior to the date hereof, the Companies do not have any material liabilities, whether absolute, accrued, contingent or otherwise. Except for the rights and obligations under this Agreement and the assets and liabilities acquired or assumed pursuant to the Pre-Closing Transactions, Newco has no assets or liabilities.

            (d) The proxy statement of MIMI to be mailed to the Stockholders in connection with their approval of the Pre-Closing Transactions (the "Proxy Statement"), on the date the Proxy Statement is filed with the SEC, the Canadian Securities Regulators and the TSX, and on the date the Proxy Statement is first published, sent or given to security holders and on the date of the Stockholders' Meeting will comply in all material respects with the provisions of Applicable Law and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that no representation or warranty is made pursuant to this Section 3.5(d) with respect to any written information regarding Buyer or its Affiliates provided by Buyer in writing specifically for inclusion in the Proxy Statement. MIMI agrees to promptly correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect (provided that, with respect to any false or misleading information regarding Buyer or its Affiliates provided by Buyer in writing specifically for inclusion in the Proxy Statement, Buyer shall have provided MIMI with corrected information) and MIMI shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and the Canadian Securities Regulators, and mailed to the Stockholders to the extent required under the Exchange Act and the Canadian Securities Laws.

     Section 3.6    COMPLIANCE WITH APPLICABLE LAWS.

            (a) Except as set forth on SCHEDULE 3.6(a), each Company and each Portfolio is in substantial compliance with all Applicable Laws. Except as disclosed in SCHEDULE 3.6(a), each Company, the Ivy Fund and each Portfolio and each employee, if any, of each of them holds, and has at all pertinent times held, all licenses, franchises, permits, qualifications and authorizations necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses under and pursuant to each Applicable Law (collectively, "Permits"), except where the failure to hold such Permit would not, when aggregated with all other such failures, reasonably be expected to have a Seller Material Adverse Effect. Except as described in the Securities Filings or where the failure to comply would not, when aggregated with all other such failures (including those described in the Securities Filings) would not reasonably be likely to have a Seller Material Adverse Effect, each Company, the Ivy Fund and each Portfolio and each employee, if any, of each of them has complied with, and is not in default in any material respect under, each such Permit, and MIMI does not know of any violations of any of the above and has not received notice asserting any such violation. All such Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto. Subject to receipt of the Governmental Consents, the consummation of the transactions contemplated by this Agreement will not result in any revocation, cancellation, limitation or suspension of any such Permits.

            (b) There is no unresolved violation by any Company, the Ivy Fund or any Portfolio with respect to any Governmental Authority's examination of any of the Companies, the Ivy Fund or any Portfolio. Neither any Company, the Ivy Fund or any Portfolio, nor any of their respective officers, directors or employees is subject to any cease and desist, censure or other disciplinary or similar order issued by, or is a party to any written agreement, consent agreement, memorandum of understanding or similar disciplinary agreement with, any Governmental Authority with respect to the business of such Person.

            (c) Except as set forth on SCHEDULE 3.6(c) or as otherwise disclosed to the board of trustees (or other governing body) of a Company or a Fund and reflected in the Minutes (or in the materials referenced in such Minutes for any board meeting prior to September 1, 2000), each Company that provides investment advisory services has at all times rendered investment advisory services to investment advisory clients, including each Fund, with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, the organizational documents of such investment advisory clients that are Funds, prospectuses or other offering materials, board of director or trustee directives and Applicable Law, except where the failure to so comply would not reasonably be expected to have a Seller Material Adverse Effect.

            (d) Each of the Companies, the Ivy Fund and the Portfolios have timely filed all Governmental Documents that it was required to file with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith, except for such failures to file or pay which would not reasonably be excepted to have a Material Adverse Effect. As of their respective dates, the Governmental Documents of each of the Companies, the Ivy Fund and the Portfolios complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. MIMI has previously delivered or made

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available to Buyer a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees on behalf of any of the foregoing entities since March 31, 1999 and will deliver or by notice make available to Buyer at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any Company, the Ivy Fund or any Portfolio.

            (e) None of the Companies or any "affiliated person" (as defined in the Investment Company Act) of any Company is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in any capacity referred to in Section 9(a) thereof with respect to a registered investment company. None of the Companies or, to the knowledge of MIMI, any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof is ineligible pursuant to Section 203(e), (f) or (h) of the Advisers Act or Section 15(b)(4), (5), (6) or (7) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

            (f) (i) Each of the Companies which is required to be registered as a broker/dealer, dealer, an investment adviser, adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant or transfer agent (or in a similar capacity) with any Governmental Authority, is duly registered as such, and each such registration is in full force and effect except where the failure to do so would not reasonably be expected to have a Seller Material Adverse Effect; and (ii) except where the failure to so register, when aggregated with all other such failures, would not reasonably be expected to have a Seller Material Adverse Effect, each of the officers and employees in their capacity as such of each of the Companies which is required to be registered as a broker/dealer, an investment adviser, an adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant or transfer agent (or in a similar capacity) with any Governmental Authority, is duly registered or, in the case of any officer or employee, in the process of being duly registered as such, and each such registration is in full force and effect. SCHEDULE 3.6(f) sets forth a list of each Company that acts or has acted as a broker or dealer in securities in the United States or otherwise. Each such Company has instituted procedures to comply with Section 11(a) of the Exchange Act and has followed such procedures in all material respects. Each such Company has made available to Buyer its current compliance manual, New York Stock Exchange Floor Brokerage Compliance and Supervisory Manual, and Compliance and Supervisory Outline for Institutional Services Sales Trading Department and Investment Management Domestic and International Equity Trading Departments, as applicable.

     Section 3.7    ADDITIONAL REPRESENTATIONS REGARDING FUNDS.

             (a) The only vehicle for collective investment with respect to which any Company has acted or acts as the sponsor, general partner, managing member, trustee, investment manager, investment adviser (other than in a subadvisory capacity), or underwriter or acts in a similar capacity, that is required to be registered under the Investment Company Act is the Ivy Fund.
SCHEDULE 3.7(a)(i) sets forth a true, complete and correct list of all Advised Funds and Subadvised Funds, identifying for each such Advised Fund and Subadvised Fund all services provided by a Company to or for the benefit of such Advised Fund or Subadvised Fund and the capacity in which such Company provides such services. No Company is a party to any Contract for the purpose of providing investment advisory services to or for the benefit of any Person

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other than a Fund. MIMI has made available to Buyer each Contract entered into by any Company with or for the benefit of any Fund (the "Fund Contracts") and each material Fund Contract that is currently in effect is listed on SCHEDULE 3.7(a)(ii). The Ivy Fund has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own its material properties and assets, and to carry on its business as it is now being conducted.

            (b) True, correct and complete copies of any offering documents, subscription agreements, administrative services, distribution and solicitation agreements and custody agreements pertaining to the Ivy Fund and each of the Portfolios that are currently in effect have been made available to Buyer. Such offering materials do not, and did not at any time such materials were made available to investors or prospective investors, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (c) True, correct and complete copies of the audited financial statements of each Portfolio, from January 1, 2000 through the most recent fiscal year ended on or prior to June 30, 2002 and of the unaudited financial statements thereof for quarterly or semiannual fiscal periods since the most recent fiscal year end have been made available to Buyer. The financial statements of each Portfolio are consistent in all material respects with the books and records of such Portfolio and present fairly in all material respects the financial position of the Portfolios in accordance with GAAP, applied on a consistent basis (except as otherwise noted therein) at the respective date of such financial statements and the results of operations, changes in net assets and financial highlights for the respective periods indicated (subject, in the case of the interim statements, to recurring adjustments normal in nature and amount and the addition of footnotes). Such financial statements of each Portfolio have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as noted therein.

            (d) All interests in each Portfolio sold by any Company were sold pursuant to a valid and effective registration statement or prospectus with each relevant Governmental Authority or pursuant to an exemption from such registration under the Securities Act, the Investment Company Act, the Canadian Securities Laws or other federal or state securities laws.

            (e) Except as set forth on SCHEDULE 3.7(e) or as disclosed by any Company to a Fund's board of trustees (or other governing body) and reflected in the Minutes (or in the materials referenced in such Minutes for any board meeting prior to September 1, 2000), each Portfolio or, in the case of any advisory or sub-advisory relationship with respect to an Advised Fund or Subadvised Fund, the portion of the Advised Fund or Subadvised Fund that is managed by any Company, has been managed in all material respects in accordance with its respective objectives, policies and restrictions, including without limitation those set forth in the respective organizational documents, prospectuses or other offering materials, board of directors or trustees directives and Applicable Law, except where the failure to so comply would not reasonably be expected to have a Seller Material Adverse Effect.

            (f) The Ivy Fund is governed by a board of trustees (the "Fund Board") at least 75% of whom are not "interested persons" (as defined in the Investment Company Act) of the investment adviser to the Ivy Fund.

            (g) (i) The Ivy Fund has elected to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code (a "RIC") and has qualified for all taxable periods with respect to which the applicable statute of limitations (including extensions) has not expired prior to and including the Closing Date as a RIC, and has complied with all applicable provisions of law necessary to preserve and retain its election and status as a RIC; (ii) each Portfolio has timely filed all federal, state, provincial, local and foreign income and other material Tax Returns that it is required to file and all such Tax Returns are accurate and complete in all material respects;
(iii) each Portfolio has timely paid all Taxes that it is required to pay, whether or not assessed by the relevant Taxing Authority; (iv) the Ivy Fund and each Portfolio has duly and timely withheld all Taxes required to be withheld by it (including Taxes required to be withheld by it in respect of amounts paid or credited to or for the account of employees, officers or directors and non-resident withholding Taxes) and has duly and timely remitted to the appropriate Taxing Authority such Taxes required to be remitted by it; (v) the Ivy Fund and each Portfolio has complied with all required Tax information reporting requirements to which it is subject, and such Tax information reporting returns and reports have been timely filed and are accurate and complete in all material respects; (vii) there is no material judicial or administrative claim, audit, action, suit, proceeding or investigation pending or, to the knowledge of MIMI, threatened against the Ivy Fund in respect of any Tax, and (viii) the Ivy Fund has for each taxable year distributed at least ninety percent (90%) of its taxable income and tax-exempt interest income to the extent required by law.

            (h) (i) Each Fund Contract and any subsequent renewal effected prior to the date hereof has been duly authorized, executed and delivered by a Company and the Fund party thereto and, to the knowledge of MIMI, each other party thereto and, to the extent applicable, has been adopted in compliance with
Section 15 of the Investment Company Act and Rule 12b-1 thereunder and in compliance in all material respects with any statute, order, ordinance, rule or regulation to which such Company, Fund or Fund Contract is subject and is a valid and binding agreement of the Company and the Portfolio party thereto and, to MIMI's knowledge, each Advised Fund party, each Subadvised Fund party and each other party thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles); (ii) each of the Companies and each Fund party thereto is in compliance in all material respects with the terms of each Fund Contract to which it is a party, and is not currently in default under any of the terms of any such Fund Contract; (iii) to MIMI's knowledge, no event has occurred or condition exists that with notice or the passage of time or both would constitute such a default;
(iv) all payments due under each distribution or principal underwriting agreement to which the Ivy Fund or any Portfolio is a party have been made in compliance with the related distribution plan adopted by the Fund Board under Rule 12b-1 under the Investment Company Act (a "12b-1 Plan"); (v) each 12b-1 Plan adopted by the Ivy Fund or any Portfolio and the operation of each such 12b-1 Plan currently complies in all material respects with Rule 12b-1; and (vi) each Fund Contract is in full force and effect.

            (i) There exists no material "out of balance," "out of proof" or similar condition with respect to any shareholder account maintained by any Company, the Ivy Fund or any Portfolio.

            (j) Each of (i) the proxy solicitation materials to be distributed to the shareholders of any Portfolio, (ii) the material provided to the Fund Boards in connection with such proxy solicitations, and (iii) Forms ADV and BD of those Companies that are registered as investment advisers under the Advisers Act or as broker-dealers under the Exchange Act (as the case may be), as in effect as of the Closing Date, have provided and will provide all information necessary in order to make the disclosure of information therein satisfy in all material respects the requirements of the Exchange Act, the Investment Company Act, the Advisers Act and such Forms ADV and BD, as applicable, and such materials and information will be complete in all material respects and will not contain (at the time such materials or information is distributed, filed or provided, as the case may be) any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact necessary in order to make the statements therein not false or misleading or (with respect to information included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

            (k) Each of the Companies providing investment advice to any Fund or acting as a distributor for any Fund has adopted a formal code of ethics and a written policy regarding insider trading, a complete and accurate copy of each of which has been made available to Buyer. Such codes of ethics and insider trading policies comply in all material respects with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder, Section 204A of the Advisers Act and Section 15(f) of the Exchange Act, as applicable. The policies of each of the Companies providing investment advice with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV of the respective Company, as amended, which has been made available to Buyer. Except as set forth on
SCHEDULE 3.7(k) or as disclosed to the Fund Board and reflected in the Minutes (or in the materials referenced in such Minutes for any board meeting prior to September 1, 2000), there have been no material violations of such codes of ethics or such insider trading policies.

            (l) Except as set forth on SCHEDULE 3.7(l) or as disclosed to the Ivy Fund Board and reflected in the Minutes (or in the materials referenced in such Minutes for any board meeting prior to September 1, 2000), the Ivy Fund has duly adopted procedures pursuant to Rule 17a-7 under the Investment Company Act, to the extent applicable. The Ivy Fund has for the past two years been operated and is currently operating in compliance in all material respects with Rules 17a-7, 17e-1 and 10f-3 thereunder, to the extent applicable.

            (m) The Companies have made (or in the case of filings after the date hereof, will make) available to Buyer true and complete copies of (i) all filings made by any of the Companies with the SEC or the Canadian Securities Regulators (other than the Securities Filings) within the past two years (including but not limited to all filings on Form ADV, Form TA, Form NSAR, Form BD and most recent FOCUS Report), (ii) all inspection reports related to any of the Companies provided to any of the Companies by the SEC or any Governmental Authority during the past four years and (iii) all material correspondence relating to any inquiry or investigation by a Governmental Authority relating to any of the Companies provided to any of the Companies since January 1, 2000.

            (n) Neither the Ivy Fund nor any of the Portfolios, and to the knowledge of MIMI none of the Advised Funds or Subadvised Funds, has proposed or is in the process of (i) liquidating, dissolving, winding up or otherwise ceasing its ordinary course of operations, (ii) consolidating, merging, reorganizing or otherwise materially changing its form or structure, (iii) selling or otherwise transferring all or substantially all of its assets or properties, or (iv) changing or materially altering its investment objective.

     Section 3.8 ASSETS UNDER MANAGEMENT. The aggregate amount of Assets Under Management by the Companies, the amount of Assets Under Management by the Companies (including in a subadvisory capacity) for each Portfolio and each Advised Fund and any material fee adjustments or waivers being made by the Companies ($100,000 or more on an annualized basis) or gross contributions or withdrawals ($1,000,000 or more) with respect to any such Portfolio or Advised Fund during fiscal year 2001 and through 5 Business Days prior to the Closing Date are accurately set forth in SCHEDULE 3.8 hereto, together with a brief summary of the fee arrangements in effect with respect to each such Portfolio or Advised Fund. Except as set forth in SCHEDULE 3.8, or disclosed in a Portfolio or Advised Fund's prospectus or financial reports, there are no agreements or understandings in effect pursuant to which any of the Companies has capped, waived or reimbursed or will under any circumstances cap, waive or reimburse any or all fees, profit allocations or charges payable by or allocable from any of its clients (including any Portfolio or Advised Fund) or any investors in any Portfolio or Advised Fund. To the knowledge of MIMI, no client as of the date hereof of any of the Companies has expressed an intention to terminate or materially reduce its relationship with the Companies, and neither MIMI nor Newco has any reason to believe any such client will terminate or materially reduce its relationship with the Companies.

     Section 3.9 TITLE. None of the Companies owns any real property, and each of the Companies has good and marketable title to all of its assets and has good and insurable leasehold interests in its Leased Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances. The only offices or locations at which any Company conducts business are the Leased Properties, each of which is set forth on Schedule 3.9.

     Section 3.10 CONTRACTS. Schedule 3.10 sets forth a complete and correct list as of the date hereof of all of the following Contracts to which any Company is a party or under which any Company may be liable:

            (a) any Contract with any director or officer of any Company (other than (i) Contracts terminable by such Company upon no more than 60 days' notice without penalty or payment of any kind (other than amounts accrued through the effective date of termination) and (ii) the Company Benefit Plans and any Contract with any Affiliate of any Company;

            (b) any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC under the Exchange Act) of any Company to be performed in whole or in part after the date of this Agreement;

            (c) any Contract that, after the Closing, will restrict the conduct of any line of business by the Companies in any material respect or upon consummation of the transactions contemplated hereby will materially restrict the ability of the Companies to engage in any line of business in which they may lawfully engage;

            (d) each real estate lease or sublease (or related Contract) with respect to each Leased Property;

            (e) any Contract with a labor union (including any collective bargaining agreement);

            (f) any Contract pursuant to which any of the benefits of which will or could be increased, or the vesting of the benefits of which will or could be accelerated, by the consummation of the transactions contemplated by this Agreement, or the value of any of the benefits of which will or could be calculated on the basis of the transactions contemplated by this Agreement;

            (g) any Contract (other than the Company Benefit Plans) not otherwise disclosed pursuant to this SECTION 3.10 calling for annual payments aggregating more than $100,000, whether payable by or to any Company;

            (h)     any partnership, joint venture or other similar contract;

            (i) any funding agreement, indenture, credit agreement, loan agreement, note, mortgage, guarantee security agreement or other Contract for financing or funding relating to the securing or borrowing of money in an amount in excess of $100,000 pursuant to which any Company is the obligor or guarantor, including any sale or encumbrance of any amounts due under a distribution or principal underwriting agreement under Rule 12b-1;

            (j) any Contract entered into since January 1, 2000 pursuant to which MIMI acquired any Company, any Company acquired another Company or any Company acquired or sold, or agreed to acquire or sell, all or materially all of the capital stock or other equity interest of another entity, or all or materially all of the assets of another entity; and

            (k)     other than as disclosed pursuant to Subsections (a) through
(j) above, any Contract currently in effect that is outside the Ordinary Course of Business.

     All of the foregoing, together with the material Fund Contracts, are collectively referred to in this Agreement as the "Material Contracts." To the extent that a Material Contract is evidenced by documents, copies thereof (including any amendments or waivers with respect thereto) have been delivered to Buyer. To the extent that a Material Contract is not evidenced by documents, MIMI has made available to Buyer a written description of all of the material terms and conditions of such Material Contract. Each Material Contract is in full force and effect and is enforceable in accordance with its terms. There does not exist under any Material Contract any default or condition or event that, after notice or lapse of time or both, would constitute a default on the part of any Company or, to the knowledge of MIMI, on the part of any other parties to such Material Contracts, except for such defaults, conditions or events that would not, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect.

     Section 3.11   TECHNOLOGY AND INTELLECTUAL PROPERTY.

            (a) The electronic data processing, information, recordkeeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used, executed, displayed, reproduced, licensed, sold or distributed by the Companies or the Ivy Fund in their businesses, including any Intellectual Property owned by a third party and incorporated in the Companies' Software, products or services (collectively, the "Technology Systems") perform adequately. One or more of the Companies or the Ivy Fund owns or has the right to use all components of the Technology Systems used in their businesses as currently conducted by them. The consummation of the transactions contemplated by the Agreement will not alter or impair the ownership or right of the Companies or the Ivy Fund to use each of the components of the Technology Systems except as would not reasonably be expected to have a Seller Material Adverse Effect. No trade secret, know how, model, process, formula, database or Software created by any of the Companies or the Ivy Fund included in the Intellectual Property of the Companies or the Ivy Fund has been disclosed or authorized to be disclosed to any third-party other than for use in connection with the Companies' or the Ivy Fund's business or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the Companies' and the Ivy Fund's interest in and to such matters, except for such disclosures that would not, individually and in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

            (b) Set forth on SCHEDULE 3.11(b) is a true and complete list of all Software that is used in and material to the conduct of the Companies' or the Ivy Funds' business and all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations, and domain name registrations, owned by any Company, the Ivy Fund or any Portfolio, or used in the conduct of the Companies', the Ivy Fund's or any Portfolios' businesses as currently conducted, as well as any agreement under which any Company, the Ivy Fund or any Portfolio uses any third party's Intellectual Property or confidential information used by such Company, Ivy Fund or Portfolio in its business. SCHEDULE 3.11(b) shall also indicate for each of the above listed items whether each item is owned or under a license or similar grant of access or use by each Company, the Ivy Fund or Portfolio. All Intellectual Property registrations owned by the Companies, the Ivy Fund or the Portfolios are subsisting, are held in the name of the Companies, the Ivy Fund or the Portfolios and validly maintained. To the knowledge of MIMI, no Intellectual Property application or registration owned by the Companies, the Ivy Fund or the Portfolios is the subject of any pending or existing opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction. To the knowledge of MIMI, the conduct of the business of the Companies, the Ivy Fund and the Portfolios does not infringe upon any Intellectual Property of any third-party, except for such infringement that would not, individually and in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. There are no claims, proceedings or actions pending or, to MIMI's knowledge, threatened, and none of the Companies, the Ivy Fund or the Portfolios has received any notice of any claim or suit (i) alleging that the Companies', the Ivy Fund's or the Portfolios' activities infringe upon or constitute the unauthorized use of the Intellectual Property of any third-party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by any of the Companies, the Ivy Fund or the Portfolios, nor is there, to MIMI's knowledge, a valid basis for any such claim or suit. To MIMI's knowledge no third-party is infringing upon any Intellectual Property owned by the Companies, the Ivy Fund or the Portfolios, and no such claims have been made by the Companies, the Ivy Fund or the Portfolios.

            (c) The Companies or the Ivy Fund owns, or has the full right to use (without additional license fees or royalties), the name "MIMI" and all derivations thereof used by any Company or the Ivy Fund, and the Companies and the Ivy Fund have taken all reasonable actions to protect and preserve such name and derivations. The sales reporting system that is part of the Technology Systems is adequate for its intended use, one or more of the Companies owns or licenses all components of such system and there has not been any material malfunction with respect to such system that has not been remedied or replaced.

     Section 3.12 LEGAL PROCEEDINGS. Except as set forth in Schedule 3.12, neither the Ivy Fund, nor any Company or director, member, officer or employee of any Company or the Ivy Fund has at any time since September 30, 1999, been or is a party to any, and there have not at any time since September 30, 1999 been and there are not any material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to the knowledge of MIMI, threatened against any of them or any of their respective properties or assets relating to the business of any Company or the Ivy Fund or that challenges the validity or legality of this Agreement or of the transactions contemplated hereby or which seeks to prevent the consummation of such transactions and, except as set forth in the Securities Filings, there have not at any time since September 30, 1999 been and there is not any injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, partners, directors, members, officers or employees relating to the business of any Company or the Ivy Fund.

     Section 3.13   TAXES AND TAX RETURNS.

            (a) (i) Except at set forth on SCHEDULE 3.13(a), all material Tax Returns which were required to be filed by or with respect to any of the Companies have been duly and timely filed; (ii) except as set forth on SCHEDULE 3.13(a), all material items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other material information provided in each such Tax Return is true, correct and complete; (iii) all material Taxes owed by any of the Companies which are or have become due have been timely paid in full; (iv) the accrual for Taxes on the Most Recent Balance Sheet would be adequate to pay all Tax liabilities of the Companies if their current Tax year were treated as ending on the date of the Most Recent Balance Sheet; (v) since the date of the Most Recent Balance Sheet, none of the Companies has incurred or will incur any liability for Taxes other than in the ordinary course of business; (vi) no material penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; (vii) all Tax withholding and deposit requirements imposed on or with respect to any of the Companies have been satisfied in full in all respects; (viii) there are no Encumbrances on any of the assets or properties of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax; and (ix)

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none of the Companies carries on business in Canada through a permanent establishment for purposes of the Canadian Tax Act.

            (b) SCHEDULE 3.13(b) lists all federal, state, local and foreign Tax Returns filed with respect to any of the Companies for the three taxable years ending prior to the date hereof, indicates those Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of audit, and indicates those Tax Returns whose audits have been closed.

            (c) There is no claim against any Company for any material Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened with respect to any Tax Return of or with respect to any of the Companies, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in SCHEDULE 3.13(c).

            (d) To the knowledge of MIMI, no claim has ever been made by an authority in a jurisdiction where any of the Companies does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

            (e) Except as set forth on SCHEDULE 3.13(e), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any of the Companies or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of the Companies.

            (f) The total amounts set up as liabilities, if any, for current and deferred Taxes in the Most Recent Balance Sheet are, and the total amounts set up as liabilities, if any, for current and deferred Taxes in the Preliminary Balance Sheet and Closing Balance Sheet will be, sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to any of the Companies up to and through the periods ending on the dates thereof.

            (g) SCHEDULE 3.13(g) contains a true and complete copy of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting any of the Companies. No payments are due or will become due by any of the Companies pursuant to any such agreement or arrangement or any tax indemnification agreement except as set forth in SCHEDULE 3.13(g).

            (h) SCHEDULE 3.13(h) sets forth with respect to each of the Companies as of the most recent practicable date the amount of any material deferred gain or loss allocable to each of the Companies arising out of any intercompany transaction.

            (i) Neither the purchase and sale of the Shares nor the Pre-Closing Transactions will result in any Tax liability or the recognition of any items of income or gain to any of the Companies.

            (j) None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

            (k) None of the Companies (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was MIMI or, following the Share Contribution, Newco) or
(ii) has any liability for the Taxes of any Person (other than any of the Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (l) None of the Companies has entered into any agreement or arrangement with any Taxing Authority that requires any of the Companies to take any action or to refrain from taking any action.

            (m) None of the Companies has been a party to a distribution of stock pursuant to Section 355 of the Code during the two-year period preceding the date hereof as either a distributing corporation or a controlled corporation, as those terms are defined in Section 355(a) of the Code.

     Section 3.14 INSURANCE. One or more of the Companies maintains with reputable insurers worker's compensation, comprehensive property and casualty, liability, directors' and officers', errors and omissions, fidelity and other insurance policies described on Schedule 3.14 hereto, true and complete copies of which have been delivered to Buyer, and which insurance is, in the reasonable opinion of MIMI and Newco, sufficient for the operation of its business.

     Section 3.15 LABOR AND EMPLOYMENT MATTERS. (a) None of the Companies is delinquent in any material respect in payments to any of its current or former members, partners, officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of the Companies, except as set forth in Schedule 3.15(a), the Companies will not be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

            (b) Except as set forth in SCHEDULE 3.15(b), none of the Companies has had any material claim made against it by any Person before any Governmental Authority in respect of employment with any of the Companies for discrimination or harassment on account of sex, race or other characteristic protected by law except for claims which have been dismissed or finally resolved without material liability to the Companies prior to the date of this Agreement, and there are no pending or, to the knowledge of MIMI, threatened proceedings in relation thereto.

     Section 3.16 BENEFIT PLAN OBLIGATIONS. (a) SCHEDULE 3.16(a) contains a true and complete list of each compensation, commission, bonus, deferred compensation, incentive compensation, equity purchase, equity option, share scheme, equity-based award, severance, redundancy or termination pay, hospitalization or other medical, accident, disability, life or other insurance, supplemental unemployment benefits, fringe, other welfare benefit, profit-sharing, pension, or retirement plan, program, agreement, or arrangement, and each other employee benefit plan, program, agreement, or arrangement (a "Plan") as of the date hereof sponsored,

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maintained, or contributed to or required to be contributed to by any of the
Companies or any ERISA Affiliate (as defined below) for the benefit of any employee or terminated employee of any of the Companies (a "Company Plan") or any ERISA Affiliate. Any Plan maintained within the jurisdiction of the United States shall be referred to herein as a "US Plan." For purposes of this Agreement, "ERISA Affiliate" means any entity or Person that together with any of the Companies would be deemed a "single employer" within the meaning of
Section 4001 of ERISA or would be considered as being "members" of a controlled group of corporations within the meaning of Section 414 of the Code with any of the Companies. Each Company Plan may be modified or terminated by one of the Companies, or the applicable ERISA Affiliate, without liability to any Company, or its ERISA Affiliate, subject only to claims filed or incurred prior to such modification or termination and the restrictions imposed by the Code and ERISA.

            (b) True, correct and complete copies of each of the Company Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Company Plan, including all amendments thereto, have been furnished to Buyer. There has also been furnished to Buyer, with respect to each Company Plan that constitutes a US Plan required to file or furnish such report or description, the reports on IRS Form 5500 and the summary plan descriptions, in each case since March 31, 1999, each of which has been duly completed and filed or furnished in accordance with Applicable Law in all material respects, and such reports and descriptions constitute all such reports and descriptions required to be filed or furnished with respect to the Company Plans that constitute US Plans pursuant to Applicable Law. Additionally, the most recent determination letter form the IRS for each of the Company Plans that constitute US Plans intended to be qualified under Section 401(a) of the Code, and any outstanding determination letter applications for such Plans, has been furnished to Buyer.

            (c)     Except as otherwise set forth on SCHEDULE 3.16(c):

                    (1)    Neither any of the Companies nor any ERISA Affiliate
(i) has ever maintained any US Plan which has been subject to Title IV of ERISA or any similar law of any other jurisdiction or (ii) has ever provided or agreed to provide health care or any other welfare benefits (as described in Section 3(1) of ERISA) to any employees after their employment is terminated (other than as required by part 6 of Subtitle B of title I of ERISA or any similar law of any other jurisdiction) or has ever agreed to provide such post-termination benefits.

                    (2) No US Plan sponsored by any of the Companies or their ERISA Affiliates is a "multi-employer pension plan," as defined in Section 3(37) of ERISA.

                    (3) The Companies or their ERISA Affiliates have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Company Plans that constitute US Plans and to the knowledge of the Companies there have been no material uncorrected defaults or violations by any other party with respect to the Company Plans that constitute US Plans;

                    (4) Each Company Plan that constitutes a US Plan has been administered in all material respects in compliance with its terms, the applicable provisions of ERISA, the Code and all other Applicable Laws and the terms of all applicable collective bargaining agreements.

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                    (5)    There are no actions, suits or claims pending (other
than routine claims for benefits) or, to the knowledge of the Companies or any of their ERISA Affiliates, threatened against, or with respect to, any of the Company Plans or their assets, nor are there any such actions, suits or claims by or on behalf of any Company Plan.

                    (6) Each Company Plan that constitutes a US Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust maintained thereunder is exempt from taxation under Section 501(a) of the Code.

                    (7) There is no matter pending (other than routine qualification determination filings, copies of which have been furnished to Buyer, or will be promptly furnished to Buyer when made) with respect to any of the Company Plans before any Governmental Authority that would reasonably be expected to have a Seller Material Adverse Effect.

            (d) Except as otherwise set forth on SCHEDULE 3.16(d), each Company Plan as of the date hereof sponsored, maintained, or contributed to or required to be contributed to by any of the Companies or any ERISA Affiliate for the benefit of any employee or terminated employee of any of the Companies or any ERISA Affiliate that is a Company Plan maintained outside the jurisdiction of the United States, but excluding plans maintained by a governmental entity ("Foreign Plans") has been operated and administered in all material respects in compliance with its terms and with applicable law and there are no uncorrected defaults or violations with respect to the Foreign Plans that would result in the Companies incurring material liability.

     Section 3.17 FAIRNESS OPINION; NO BROKERS. (a) The Board of Directors of MIMI has received the opinion of Putnam Lovell Securities, Inc. (the "Financial Advisor") to the effect that, as of the date of such opinion, the consideration to be received by the Stockholders pursuant to the transactions contemplated by this Agreement is fair, from a financial point of view to the Stockholders. MIMI has been authorized by the Financial Advisor, subject to prior review by the Financial Advisor, to include such written fairness opinion in the Proxy Statement.

            (b) Other than the Financial Advisor, whose fees shall be paid by MIMI or Parent, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from any of the Companies in connection with this Agreement or the transactions contemplated hereby.

     Section 3.18 DERIVATIVES, ETC. No Company is a party to, or is bound by, any Derivative Contract.

     Section 3.19 ABSENCE OF CHANGES. Except as disclosed in the Securities Filings, since March 31, 2002, none of the Companies has suffered a Seller Material Adverse Effect and the Companies have carried on and operated their respective businesses in the Ordinary Course of Business, except for operations outside the Ordinary Course of Business that would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

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     Section 3.20   COMPETITION ACT (CANADA) AND INVESTMENT CANADA ACT. Based
on the audited consolidated financial statements of MIMI and the other Companies for the most recently completed fiscal year, the book value of the Companies' assets in Canada is less than CND $5 million and the Companies' gross revenues from Canada are less than CND $35 million.

     Section 3.21 VALID EXEMPTION. In the event that the Waivers are not received by MIMI and the MIMI Stockholder Approval does not include meeting the applicable requirements of OSC Rule 61-501 and QSC Policy Q-27, then the transactions contemplated by the Pre-Closing Transactions and this Agreement may be completed without meeting the applicable requirements of OSC Rule 61-501 and QSC Policy Q-27 and without receipt of any exemptive relief from such requirements.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Buyer represents and warrants to MIMI and Newco as follows.

     Section 4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the corporate power and authority to carry on its business as it is now being or is currently proposed to be conducted, to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary except where the failure to be so licensed or qualified would not individually or in the aggregate have a Buyer Material Adverse Effect.

     Section 4.2    AUTHORITY; NO VIOLATION; CONSENTS.

            (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer. Assuming the due authorization, execution and delivery of this Agreement by MIMI, Parent and Newco, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution, delivery and performance of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby and the performance of this Agreement by Buyer, assuming that the Governmental Consents, MIMI Stockholder Approval, Waivers, Fund Board Approvals and Fund Shareholder Approvals have

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been obtained prior to the Closing, will (i) (x) violate, conflict with, or result in a breach of any provision of the charter or by-laws or other organizational documents of Buyer, or (y) require consent under, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any material Encumbrance upon any of the properties or assets of Buyer, under any of the terms, conditions or provisions of any Contract to which Buyer is a party or to which Buyer or any of its properties or assets may be subject, except for such consents, violations, conflicts, breaches, defaults, terminations, accelerations or Encumbrance creations which would not reasonably be expected to have a Buyer Material Adverse Effect, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to it or any properties or assets of Buyer, except for such violations which would not reasonably be expected to have a Buyer Material Adverse Effect.

            (c) No material notice to, filing with, authorization of, exemption by, or consent or approval of, any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement, other than the Waivers and Governmental Consents.

     Section 4.3 LEGAL PROCEEDINGS. Neither Buyer nor any director, officer, member or employee of Buyer is a party to any, and there are no material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to the knowledge of Buyer, threatened against Buyer or any of its properties, assets or Subsidiaries that challenges the validity or legality of this Agreement or of the transactions contemplated hereby or which seeks to prevent the consummation of such transactions and there is no injunction, decree, or regulatory restriction imposed specifically upon Buyer or any of its respective properties, assets, partners, directors, members, officers, or employees that challenges the validity or legality of this Agreement or of the transactions contemplated hereby.

     Section 4.4 NO INELIGIBLE PERSONS. Neither Buyer nor any "affiliated person" (as defined in the Investment Company Act) of Buyer is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in any capacity referred to in Section 9(a) thereof with respect to a registered investment company. Neither Buyer nor, to Buyer's knowledge, any "associated person" (as defined in the Advisers Act or the Exchange Act) of Buyer is ineligible pursuant to Section 203(e) or (f) of the Advisers Act or Section 15(b)(4), (5), (6) or (7) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

     Section 4.5    CERTAIN REGULATORY FILINGS.

            (a) The information regarding Buyer and its Affiliates supplied in writing by Buyer specifically for inclusion in the Proxy Statement, on the date the Proxy Statement is filed with the SEC, on the date the Proxy Statement is first sent or given to the Stockholders, and on the date of the meeting of the Stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not

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misleading. Buyer agrees to provide in writing all information concerning Buyer and its Affiliates that MIMI reasonably believes is required to be included in the Proxy Statement under the Exchange Act and the rules and regulations thereunder. Buyer agrees to promptly provide MIMI with any information reasonably necessary to allow MIMI to correct such information if and to the extent that the information provided by Buyer (including without limitation information concerning its Affiliates) for inclusion in the Proxy Statement becomes false or misleading in any material respect.

            (b) The information regarding Buyer and its Affiliates included in each of the proxy solicitation materials to be distributed to the holders of the Ivy Fund and that is approved in writing by Buyer, on the date such materials are filed with the SEC, on the date such materials are first sent or given to the holders, and on the date of the meeting of the holders, shall not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer agrees to provide in writing all information concerning Buyer and its Affiliates MIMI reasonably believes that is required to be included in the Ivy Fund's proxy statement under the Exchange Act, the Investment Company Act or the rules and regulations thereunder. Buyer agrees to promptly provide MIMI with any information reasonably necessary to allow MIMI to correct such information if and to the extent that the information provided by Buyer (including without limitation information concerning its Affiliates) for inclusion in the Ivy Fund's proxy statement becomes false or misleading in any material respect.

     Section 4.6 NO BROKERS. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Buyer or its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     Section 4.7 NO UNFAIR BURDEN. In connection with the transactions contemplated by this Agreement, neither Buyer nor any of its affiliates (as the term "affiliate" is defined in the Investment Company Act) nor any "Interested Person" (as such term is defined in the Investment Company Act) of Buyer or any of its affiliates, has imposed and none intend to impose, an unfair burden on the Ivy Funds as a result of such transactions, or as a result of any express or implied terms, conditions, or understandings applicable to such transactions within the meaning of Section 15(f) of the Investment Company Act.

     Section 4.8 ABSENCE OF CHANGES. Since June 30, 2002, Buyer has not suffered a Buyer Material Adverse Effect and Buyer has carried on and operated its business in all material respects in the Ordinary Course of Business, except for such deviations of Buyer's business from the Ordinary Course of Business which would not reasonably be expected to have a Buyer Material Adverse Effect.

     Section 4.9 FINANCING. Buyer will have at the Effective Date sufficient funds to enable Buyer to pay the Purchase Consideration to perform Buyer's obligations under this Agreement and to pay all fees and expenses of Buyer related to the transactions contemplated by this Agreement payable by it.

     Section 4.10 SHARE OWNERSHIP. As of the date hereof, Buyer does not own of record any shares of Common Stock.

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                                    ARTICLE V

                                    COVENANTS

     Section 5.1    CONDUCT OF BUSINESS.

            (a) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly contemplated by this Agreement, as required by Applicable Law or as described in SCHEDULE 5.1(a) or with the prior written consent of Buyer, each of the Companies shall and, to the extent within its control, shall cause the Ivy Fund to: (i) carry on its respective business in the Ordinary Course of Business; (ii) use commercially reasonable efforts to preserve its respective present business organization and relationships; (iii) use commercially reasonable efforts to keep available the present services of its employees; (iv) use commercially reasonable efforts to preserve its assets under management and profitability and the goodwill and relations of its clients and others with whom business relationships exist consistent with past practice; (v) not enter into any business venture, Contract or any other arrangement, whether written or oral (except for normal, recurring expenditures incurred in the Ordinary Course of Business), in any amount in excess of $100,000, or any Contract or other arrangement, whether written or oral, with any director, officer or Affiliate of any Company; (vi) not take any action the taking of which would or could reasonably be expected to result in any of the representations and warranties of MIMI and Newco set forth herein being or becoming untrue in any material respect or any of its agreements herein being breached in any material respect; (vii) not amend its organizational documents; (viii) not grant, issue or sell any Equity Interest of which any of the Companies is the issuer other than pursuant to the exercise of up to 1,185,500 stock options outstanding as of the date hereof; (ix) not effect any recapitalization, reclassification, dividend or split of Equity Interests or any similar change in capitalization of any of the Companies; (x) not merge, consolidate, amalgamate, transfer all or substantially all of its assets or engage in any similar transaction; (xi) not declare, set aside or pay any dividend or distribution to the holders of the Equity Interests of any Company;
(xii) not acquire, transfer, sell, lease, pledge, or encumber any assets material to any Company; (xiii) not acquire (by merger, consolidation or acquisition of stock or assets) any Person or division thereof or (other than by the Ivy Fund) make any material investment by purchase of stock or securities, contributions to capital (other than to other Companies), property transfer or purchase of property or assets of any Person; (xiv) other than in the Ordinary Course of Business, not incur any indebtedness for money borrowed, any capital lease obligation or other long term liability or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other Person, or make any loans or advances; (xv) with respect to any Company, not enter into any new Contract that would satisfy the definition of Material Contract if in effect on the date hereof or terminate, amend, modify or waive compliance of any provision of any Material Contract in any respect materially adverse to any of the Companies; (xvi) with respect to any Company, not make or change any material Tax election, release, assign, settle or compromise any material Tax liability, dispute or controversy, or waive any statute of limitations for any Tax claim or assessment, except in connection with the Request (as defined in the Support Agreement) or any income Tax refund relating to MIMI's fiscal year ending March 31, 2002; (xvii) subject to applicable fiduciary responsibilities to the Ivy Fund, not allow the Ivy Fund to make or change any material Tax election, release, assign, settle or compromise any Tax liability, dispute, or controversy, or waive any statute of limitations for any Tax claim or

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assessment; (xviii) except as may be required as result of a change in
Applicable Law or in GAAP, not change any accounting principles or practices;
(xix) not release, assign, settle or compromise any claim or litigation other than in the Ordinary Course of Business; (xx) with respect to any Company, pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the Ordinary Course of Business; and (xxi) not enter into any agreement or understanding that would be inconsistent with any of the foregoing matters. Notwithstanding the foregoing, prior to the Closing, MIMI shall have the right to cause Ivy Management, Inc. to undertake not to pursue any claims relating to accounts payable by MIMI to Ivy Management, Inc. existing as of the Closing Date against any Person who receives any proceeds in the Pre-Closing Dissolution (other than Newco) or against any directors or officers of MIMI to the extent that such Persons, directors or officers become liable for such claims a result of the Pre-Closing Dissolution. In addition, Buyer shall not, and Buyer shall cause its Subsidiaries not to, pursue any claims relating to accounts payable by MIMI to Ivy Management, Inc. as of the Closing Date against any Person who receives any proceeds in the Pre-Closing Dissolution (other than Newco) or against any directors or officers of MIMI to the extent that such Persons, directors or officers become liable for such claims a result of the Pre-Closing Dissolution.

            (b) No Company, except as may be required by its respective fiduciary duties or as contemplated by this Agreement, will seek to cause the Fund Board to take any action with respect to the Ivy Fund other than in the Ordinary Course of Business of the Ivy Fund.

            (c) No Company shall adopt or amend in any material respect (except as may be required by law or permitted under this Agreement) any bonus, profit sharing, compensation, stock option, stock purchase, pension, retirement, deferred compensation, severance, retention, or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or former director, officer or employee of any Company (other than commercially reasonable arrangements entered into with any new hires) or, other than in the Ordinary Course of Business, increase the compensation or fringe benefits of any employee or former director, officer or employee of any Company or pay any benefit not required by any existing plan, arrangement or agreement.

            (d) No Company shall take any action with respect to the grant, acceleration or amendment of any change in control, retention, severance or termination pay or with respect to any increase of benefits payable under its change in control, retention, severance or termination pay policies in effect on the date hereof with respect to employees of any of the Companies.

            (e) Upon request by Buyer, from time to time prior to the Closing Date MIMI and Newco shall promptly update or cause to be updated each of the Schedules to this Agreement to reflect changes to the information set forth therein occurring through a date not more than two days prior to the Closing Date. For purposes of determining the accuracy of the representations and warranties of MIMI and Newco contained in ARTICLE III in order to determine the fulfillment of the condition set forth in SECTION 6.1(a), the Schedules delivered by MIMI and Newco shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

            (f) MIMI shall prepare and deliver to Buyer within 15 days after the end of each month after the date hereof and prior to the Closing Date (i) an unaudited consolidated balance sheet of the Companies and the related consolidated unaudited statements of income of the Companies and (ii) an AUM roll-forward for each of the Portfolios and Advised Funds.

            (g) At all times prior to the Closing, MIMI and Newco shall, and will cause each of the Companies to, maintain in effect all policies of insurance maintained by the Companies on the date hereof, or will procure comparable replacement policies and maintain such replacement policies.

            (h) MIMI shall not, prior to Closing, withdraw any of its securities from registration under the Exchange Act.

            (i) MIMI shall take all actions necessary to effectuate the termination of any Plan maintained by MIMI pursuant to Section 401(a) of the Code prior to the Pre-Closing Dissolution such that any such Plan and the assets and trust associated with the Plan shall be transferred to Newco in the form of a terminated Plan. The actions taken by MIMI to comply with the foregoing sentence shall not be deemed to result in a breach of Sections 3.16(c)(5), 5.1(c) or 5.1(d) of this Agreement. Any action taken pursuant to this Section 5.1(i) shall not be deemed to result in a constructive discharge for purposes of any change in control agreement maintained by MIMI, as of the date hereof, for the benefit of a MIMI executive.

     Section 5.2 PREPARATION OF PROXY STATEMENT; WAIVERS; PRE-CLOSING TRANSACTIONS.

            (a) MIMI shall prepare, in cooperation with Buyer, the Proxy Statement and use commercially reasonable efforts to obtain and furnish the information required to be included by it and the Companies in the Proxy Statement, shall file the Proxy Statement with the SEC, the Canadian Securities Regulators and the TSX, and respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to the Stockholders at the earliest practicable time following the execution of this Agreement. Buyer and its counsel shall be given reasonable opportunity to review and discuss with MIMI's counsel the Proxy Statement prior to its filing with the SEC, and shall be provided with any comments that MIMI and its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after receipt of such comments. If prior to the Closing any event shall occur which is required to be set forth in an amendment or a supplement to the Proxy Statement, MIMI will promptly prepare and mail to the Stockholders such an amendment or supplement, provided, that, with respect to any event or information relating to Buyer giving rise to such requirement, Buyer shall have notified MIMI in writing thereof in a timely fashion.

            (b) MIMI shall prepare, in cooperation with Buyer, materials (including, if necessary, applications) to obtain the Waivers or an exemption for the Pre-Closing Transactions under OSC Rule 61-501 and QSC Policy Q-27, and shall furnish all information required to be included by it and the Companies therein. The applications shall be made as soon as reasonably practical after the date hereof and MIMI shall promptly respond to any comments or requests made by the Ontario Securities Commission or the Quebec Securities Commission with respect

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thereto, and shall otherwise use commercially reasonable efforts to obtain the
Waivers as promptly as practicable.

            (c) Subject to obtaining the MIMI Stockholder Approval, MIMI and Newco shall cause the Pre-Closing Transactions to be consummated prior to the Closing. In any event, Parent shall, within 30 days following the date hereof, consummate the Share Contribution to Newco and MIMI shall, within 10 days after the Share Contribution, obtain the Board Dissolution Approval.

     Section 5.3 STOCKHOLDERS' MEETING; BOARD RECOMMENDATION. MIMI through its Board of Directors shall (i) except as expressly permitted by Section 5.7(c), recommend the approval of the Pre-Closing Dissolution by the Stockholders in the Proxy Statement and not withdraw such recommendation at any time at or prior to the vote for the approval of the Pre-Closing Dissolution by the Stockholders at a stockholders' meeting (including any adjournments thereof, the "Stockholders' Meeting"), (ii) duly call, give notice of, convene and hold the Stockholders' Meeting, and (iii) subject to applicable fiduciary duties, use its commercially reasonable efforts to obtain the approval of the Pre-Closing Dissolution at the Stockholders' Meeting as promptly as practicable following the execution of this Agreement.

     Section 5.4    APPROVAL OF NEW FUND CONTRACTS AND DIRECTORS.

            (a) MIMI and Buyer recognize that the consummation of the transactions contemplated by this Agreement shall constitute an assignment and termination of certain of the Fund Contracts with the Portfolios and the underwriting agreements for the Portfolios under the terms thereof and the Investment Company Act. MIMI will, and Buyer will use commercially reasonable efforts to cooperate to, solicit the approval ("Fund Board Approvals") of the Fund Board of the Ivy Fund or the Portfolios, as applicable, and, if necessary, the governing bodies of any Advised Fund or Subadvised Fund, in accordance with the requirements of the Investment Company Act, with respect to the Fund Transactions pertaining to such Fund. The term "Fund Transactions", with respect to a Fund, means (i) adoption by or on behalf of such Fund of (A) an investment management agreement with the applicable Company, (B) an underwriting agreement on behalf of such Fund with the applicable Company, provided, that this clause
(B) shall not apply to any Fund which as of the date hereof does not have an underwriting agreement with a Company, (C) the form of servicing agreements which shall be adopted by the Fund Board under Rule 12b-1 under the Investment Company Act, and (D) administrative services and fund accounting services agreements with the applicable Company with respect to other services provided to the Funds (all of which agreements described in clauses (A), (B), (C) and (D) above shall be in form and substance substantially identical to such Funds' existing agreements with such Fund or Company for such services); and (ii) all required actions under federal or state securities laws in connection with the foregoing. SCHEDULE 5.4 lists the investment management agreements, the underwriting agreements, the distribution plans and the administrative services and other agreements referred to in subsections (A) through (D) herein.

            (b) MIMI, Newco and Buyer will expeditiously use commercially reasonable efforts and cooperate to (i) cause to be prepared and filed with the SEC or other applicable Governmental Authority, cleared by the SEC or other applicable Governmental Authority, and mailed to the holders of the Portfolios, proxy statements pertaining to such of the Fund

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Transactions as may require approval of such holders under the Investment
Company Act or other Applicable Law, such proxy statements to contain all required information and disclosures, (ii) cause special meetings of the holders of the Portfolios to be called to vote on such Fund Transactions and (iii) cause the holders of the Portfolios to approve such Fund Transactions (each a "Fund Shareholder Approval"). Buyer and its counsel shall be given reasonable opportunity to review and comment on such proxy statements and disclosures with MIMI's and Newco's counsel prior to their filing with the SEC or other Governmental Authority.

            (c) Subject to applicable fiduciary duties to the Ivy Fund, MIMI and Newco shall use its commercially reasonable efforts to encourage the nomination and election of at least nine additional directors as members of the Fund Board effective as of the Closing Date. Subject to the exercise of independent discretion of the existing directors of the Ivy Fund who are not "interested persons" thereof, to the extent contemplated by Section 16(b) of the Investment Company Act, MIMI and Newco shall use its commercially reasonable efforts to encourage the nomination and election to the Fund Board by the securityholders of the Ivy Fund of the requisite number of new independent directors to fulfill the condition described in Section 15(f)(1) of the Investment Company Act. Buyer shall cooperate with MIMI and Newco in all commercially reasonable respects in connection with the requirements of this
SECTION 5.4(C).

            (d) Subject to applicable fiduciary duties to the Portfolios, MIMI and Newco will each use commercially reasonable efforts to ensure that the Ivy Fund and the Portfolios take no action (i) that would prevent the Ivy Fund from qualifying as an RIC, (ii) that would be inconsistent with any Portfolio's prospectus and other offering, advertising and marketing materials.

            (e) MIMI and Newco will each use commercially reasonable efforts to cause each Portfolio to amend or modify its prospectus or other offering documents to the extent required by Applicable Law to reflect the Fund Transactions.

     Section 5.5 GOVERNMENTAL CONSENTS AND FILINGS. Each of the parties hereto shall use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Authorities, including without limitation the Waivers, if necessary, and any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "HSR Act"). MIMI and Newco shall promptly provide Buyer (or its counsel) with copies of all filings made by MIMI, Parent, Newco or any of their Affiliates with any Governmental Authority in connection with this Agreement and the consummation of the transactions contemplated by this Agreement. Buyer shall promptly provide MIMI (or its counsel) with copies of all filings made by Buyer or any of its Affiliates with any Governmental Authority in connection with this Agreement and the consummation of the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, MIMI, Newco and Buyer shall to the extent practicable consult the other with respect to all information relating to the Companies or Buyer, as the case may be, and any of their respective Affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or Governmental Authority in connection with the transactions contemplated by this Agreement.

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     Section 5.6    ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing. Buyer agrees to use commercially reasonable efforts to cooperate with Parent with respect to any claims to which Parent is a party that are brought after the Closing that are covered by policies of insurance of MIMI in effect prior to the Closing.

     Section 5.7    ACQUISITION PROPOSALS.

            (a) During the period from the date of this Agreement and until the earlier of the Closing or the termination of this Agreement, none of MIMI, any of the Companies or any of their respective officers, directors, employees, representatives and agents shall, and MIMI and Newco shall use commercially reasonable efforts to cause any of the Company's Affiliates not to, directly or indirectly, solicit or knowingly encourage any proposals or offers from any corporation, partnership, person or other entity or group other than the Buyer or an Affiliate of the Buyer (a "Third Party") concerning any acquisition, consolidation, tender or exchange offer, merger, business combination, sale of securities or substantial assets of any of the Companies or any other transaction that would result in the sale of all or any of the Companies or their respective businesses (other than sales of assets in the Ordinary Course of Business) or that would otherwise adversely affect the ability of Parent, MIMI, Newco and Buyer to consummate the transactions contemplated by this Agreement (any such transaction being referred to herein as an "Acquisition Proposal").

            (b) MIMI and Newco will promptly (and in no event later than 36 hours after receipt) notify Buyer in writing of, and will disclose to Buyer all material details (including, without limitation, the identity of the Third Party making such Acquisition Proposal) of, any Acquisition Proposal, whether oral or written, that any of MIMI, any Company or any of their respective Affiliates, officers, directors, employees, representatives or agents receives after the date of this Agreement.

            (c) MIMI, the Companies, and their respective Affiliates, officers, directors, employees, representatives and agents shall not, and shall not resolve to (i) furnish or cause to be furnished information concerning the Companies' businesses, properties or assets to a Third Party, or enter into, participate in, conduct or engage in discussions or negotiations with such Third Party, (ii) take any position with respect to an Acquisition Proposal in the Proxy Statement or otherwise in accordance with Rules 14d-9 and 14e-2 under the Exchange Act in any manner adverse to Buyer or the transactions contemplated by this Agreement or make disclosure to the Stockholders regarding such Acquisition Proposal, (iii) not recommend, or withdraw its approval or recommendation of, the Pre-Closing Dissolution, (iv) modify or qualify such approval or recommendation in a manner adverse to Buyer, (v) approve or recommend any proposed Acquisition Proposal or (vi) cause or allow any Company to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Acquisition Proposal. Notwithstanding the foregoing, if prior to the Stockholders' Meeting the Board of Directors of MIMI determines in good faith, after it has received a Qualified Acquisition Proposal and after consultation with its financial advisors and

                                      -39-
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legal counsel, that it must take such action to comply with its fiduciary duties to the Stockholders under Applicable Law, then MIMI's Board of Directors may (subject to this sentence) take any of the actions contemplated by clauses (i) through (v) (but not any of the actions contemplated by clause (vi)) of the immediately preceding sentence (a "Subsequent Action"), but only if (1) in connection with any Subsequent Action contemplated by clause (i) above, the relevant Third Party executes a confidentiality agreement on terms no less favorable in the aggregate to the Company than those in the Confidentiality Agreement, (2) MIMI delivers to Buyer a written notice advising Buyer that MIMI's Board of Directors has received a Qualified Acquisition Proposal and specifying the material terms and conditions of such Qualified Acquisition Proposal, identifying the person making such Qualified Acquisition Proposal and stating that, not earlier than the second Business Day following receipt by Buyer of such notice, MIMI's Board of Directors intends to take a Subsequent Action; (3) during such two Business Day period, MIMI shall have considered, and shall have caused its Affiliates, officers, directors, employees, representatives and agents to have considered, in good faith any adjustments in the terms and conditions of this Agreement that Buyer may propose; and (4) Buyer does not, within such two Business Day period, offer to make such adjustments in the terms and conditions of this Agreement or other proposals regarding MIMI such that MIMI's Board of Directors determines in its good faith judgment (after consultation with its financial advisors and legal counsel) that this Agreement, together with such adjustments offered by Buyer, is at least as favorable to the Stockholders as such Qualified Acquisition Proposal. As used herein, "Qualified Acquisition Proposal" means a bona fide written Acquisition Proposal or Acquisition Proposals to acquire all or substantially all of the capital stock or assets of the Companies as a whole on terms and subject to conditions that the Company's Board of Directors believes in good faith, taking into account all of the terms and conditions of such Acquisition Proposal or Acquisition Proposals, would, if consummated, be superior to the transactions contemplated by this Agreement and in the best interests of the Stockholders of MIMI.

            (d) None of the Companies shall waive any provision of any confidentiality or similar Contract relating to an actual or possible Acquisition Proposal (whether entered into prior to the date hereof or hereafter) without the advance written consent of Buyer.

     Section 5.8 FAIR PRICE STRUCTURE. If any "fair price" or "control share acquisition" or "anti-takeover" statute, or other similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated hereby, MIMI, Newco and each of their respective Boards of Directors shall grant, subject to the terms of this Agreement, such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

     Section 5.9 EXPENSES. Except as provided elsewhere herein or in the Support Agreement, each party hereto shall bear the expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby; provided, that all filing fees paid or payable under the HSR Act shall be paid one-half by Buyer and one-half by MIMI.

                                      -40-
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     Section 5.10   ACCESS; CERTAIN COMMUNICATIONS. Between the date of this
Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information, the Companies shall afford to Buyer and its authorized agents and representatives reasonable access, upon reasonable prior notice and during normal business hours, to contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel (including meetings with portfolio managers, marketing personnel and wholesalers) and such other aspects of the business of the Companies and the Funds as Buyer shall reasonably request; provided, however, that such investigations shall be conducted in a manner which does not unreasonably interfere with the Companies' normal operations, clients and employee relations, jeopardize the work product privilege of the entity in possession or control of such information or contravene any Applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. No investigation pursuant to this Section
5.10 or otherwise shall affect or limit the representations and warranties of MIMI and Newco set forth herein.

     Section 5.11 NOTIFICATION OF CERTAIN MATTERS. At all times prior to the Closing, MIMI, Newco and Buyer each shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any representations or warranties made by the notifying party in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) any failure on its part to comply with or satisfy, in any material respect, any of its covenants or agreements in this Agreement and any failure of any condition to another party's obligation to complete the transactions contemplated hereby to be satisfied; provided, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.12 SAFE HARBOR. MIMI, Newco and Buyer and their respective affiliates (as the term "affiliate" is defined in the Investment Company Act) shall comply, and shall each use its commercially reasonable efforts to cause the Board of Trustees of each Ivy Fund to comply, until the third anniversary of the Closing Date with Section 15(f) of the Investment Company Act. Without limitation as to the immediately preceding sentence, compliance with Section 15(f) of the Investment Company Act shall include the requirements for the minimum time periods specified in Section 15(f) and Section 16(b) of the Investment Company Act.

     Section 5.13 CONFIDENTIALITY. (a) This Agreement, the transactions contemplated hereby and all information disclosed pursuant to Section 5.10 hereof shall be subject to the Confidentiality Agreement.

            (b) Parent and Buyer shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties if practicable, from making any disclosure required by Applicable Law.

     Section 5.14 FINANCING. On the Closing Date, Buyer shall have sufficient funds available (through cash on hand and existing credit arrangements) to consummate the transactions contemplated by this Agreement and to pay all fees and expenses owed by it related to the transactions contemplated by this Agreement.

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     Section 5.15   USE OF NAME.

            (a) Anything herein to the contrary notwithstanding, no interest in or right to use the name or mark MACKENZIE, any derivation thereof, any name or mark confusingly similar therewith, or any logo used in connection therewith (collectively, the "Parent Marks"), is being transferred to Buyer, Newco or MIMI or their respective Affiliates pursuant to the transactions contemplated hereby. Except as set forth in this SECTION 5.15, after the Closing Buyer, Newco and MIMI and their respective Affiliates will cease to have any interest in or right to use the Parent Marks. Buyer, Newco and MIMI agree to and agree to cause their respective Affiliates to cease all use of the Parent Marks, including without limitation the use of the Parent Marks as or as components of Internet domain name registrations, and to cause the name of Ivy Mackenzie Distributors, Inc. and Ivy Mackenzie Services Corp. to be changed promptly after the Closing to eliminate any reference to the Parent Marks.

            (b) Parent grants Buyer, Newco and MIMI a limited license, commencing on the Closing Date and ending on the date ninety (90) days immediately following the Closing Date (the "License Term"), (i) to use the term MACKENZIE solely as a component of the trade names Mackenzie Investment Management, Inc. and Ivy Mackenzie Distributors, Inc. (the "Interim Trade Names") solely in connection with the management of the Ivy Fund (the "Licensed Business"), and (ii) to use, solely in connection with the Licensed Business, any marketing or promotional brochures or related material, prospectuses, reports, sales orders, labels, letterhead, shipping documents, displays, advertising, and other materials existing on the Closing Date that bear any Parent Marks. Notwithstanding the foregoing, each of Buyer and MIMI agrees to use its best efforts to discontinue its use and to cause their respective Affiliates to discontinue their use of the Parent Marks as soon after the Closing as commercially practicable, and in no event will Buyer, Newco or MIMI or its respective Affiliates put into use after the License Term any marketing or promotional brochures or related material, prospectuses, reports, sales orders, labels, letterhead, shipping documents, displays, advertising, or other materials that bear any Parent Marks. Each of Buyer, Newco and MIMI agrees that all of its and its Affiliates' use of the Parent Marks and Interim Trade Names (together, the "Licensed Names") shall inure to the exclusive benefit of Parent for trademark purposes, and each of Buyer, Newco and MIMI and their respective Affiliates agrees not to challenge Parent's ownership of the Licensed Names or the validity of the Licensed Names or this license.

            (c) Each of Buyer, Newco and MIMI and their respective Affiliates shall only use the Interim Trade Names in providing services associated with the Licensed Business, and shall ensure that the Licensed Business is provided with levels of customer service, responsiveness and integrity equal or superior to those provided by the Parent as of the Closing Date. During the License Term, Parent shall have the right, upon reasonable notice and during regular business hours, to monitor and inspect the quality of the services associated with the Licensed Business, and any and all advertising, promotional, sales or marketing materials used by either of Buyer, Newco or MIMI or their respective Affiliates in association with the Licensed Business that bear the Licensed Names. During the License Term, at Parent's request, Buyer, Newco and/or MIMI shall submit for Parent's inspection representative samples of all advertising, promotional and marketing materials bearing the Licensed Names used in connection with the Licensed Business. Each of Buyer, Newco and MIMI acknowledges that the purpose of the inspections conducted and quality control standards prescribed by Parent in this

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Agreement is to maintain the reputation, image and goodwill of the Licensed
Names. Parent shall not bear or assume any responsibility or liability to third parties as a result of setting or enforcing such standards or for any failure of the Licensed Business or of Buyer's, Newco's and/or MIMI's and/or their respective Affiliates' conduct of the Licensed Business to conform to such standards. Each of Buyer, Newco and MIMI and their respective Affiliates shall indemnify, defend and hold Parent harmless against any and all claims, losses, liabilities, damages, and expenses (including attorneys' fees and expenses) arising from or relating to the use by Buyer, Newco and/or MIMI and/or their respective Affiliates of the Licensed Names in conducting the Licensed Business.

            (d) Buyer, Newco and MIMI and their respective Affiliates shall take no action that would prejudice or interfere with the validity of or Parent's ownership of the Parent Marks, and none of Buyer, Newco or MIMI nor their respective Affiliates shall enter into any agreement with any third party that in any way alters, diminishes or restricts the rights of Parent in the Parent Marks, or that places any restrictions or conditions upon the use or appearance of any Licensed Name. Buyer shall not adopt as a trademark, service mark or trade name, or prosecute any application for the registration of any trademark, service mark or trade name containing any form or variation of any Parent Marks, in any jurisdiction in the world. During the License Term, each of Buyer, Newco and MIMI and their respective Affiliates shall fully cooperate with Parent in maintaining and defending the validity and ownership of the Parent Marks and any registrations of the Parent Marks, and in protecting the Parent Marks against infringement. Buyer, Newco and MIMI shall promptly notify Parent
(i) upon becoming aware of any unauthorized use or infringement by any Affiliate or third party of any Parent Marks or (ii) of any assertion by any third party that Buyer's, Newco's or MIMI's or their respective Affiliates' use of the Parent Marks or the Licensed Names constitutes trademark, service mark, trade dress or trade name infringement, unfair competition or any other tortious act. Parent may in its sole discretion choose to initiate or defend any legal action with regard to any Parent Marks, and if Parent chooses to do so, Buyer, Newco and/or MIMI and/or their respective Affiliates shall cooperate reasonably, at Parent's costs, with Parent in the prosecution or defense of such action. Buyer, Newco and/or MIMI shall not prosecute or defend any action alleging infringement, dilution, or unfair competition involving any Licensed Name or Parent Marks without Parent's prior written consent. Buyer, Newco and/or MIMI shall cause their respective Affiliates not to prosecute or defend any action alleging infringement, dilution, or unfair competition involving any Licensed Name or Patent Marks without Parent's prior written consent. Parent grants this license "as is", and makes no representations or warranties concerning the Licensed Names. None of Buyer, Newco or MIMI nor any of their respective Affiliates may assign, sublicense, pledge, grant or otherwise encumber or transfer this license or any of its rights and obligations hereunder (whether by operation of law or otherwise) without the prior written consent of Parent. Parent may freely assign all of its rights and obligations under this license.

     Section 5.16 ADDITIONAL BUYER COVENANTS. Buyer has no present plan or intention to liquidate, merge or dispose of Newco in a transaction other than a transaction with an entity that is taxable as a corporation for U.S. federal income tax purposes. Buyer has no present plan or intention to cause Newco to transfer any of the assets of MIMI that will be received by Newco in connection with the Pre-Closing Dissolution to a corporation of which Newco holds, directly or indirectly, 20% or more of the value of the outstanding stock.

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                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     Section 6.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to effect the transactions contemplated hereby shall be subject to the following conditions, any one or more of which may be waived in writing by Buyer in whole or in part:

            (a) each of the representations and warranties of MIMI and Newco set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of MIMI or Newco contained herein that is qualified by a materiality standard or a Seller Material Adverse Effect standard shall not be further qualified hereby) as of the Closing Date (except to the extent any such representation or warranty speaks as of or is limited to an earlier date);

            (b) the Companies shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

            (c) no events or conditions shall have occurred that, individually or in the aggregate, have had or would be reasonably likely to have a Seller Material Adverse Effect;

            (d) Newco shall have delivered to Buyer a certificate dated as of the Closing Date, confirming the satisfaction of the conditions contained in paragraphs (a) through (c) of this SECTION 6.1;

            (e) the Companies shall have obtained all Fund Board Approvals, all Fund Shareholder Approvals, the Fund Board elections contemplated by SECTION 5.4(c), all new Fund Contracts contemplated by the Fund Transactions and each other item necessary to consummate the Fund Transactions as contemplated by
Section 5.4; provided however, to the extent that the Companies shall have obtained Fund Shareholder Approvals with respect to Portfolios representing at least 92.5% of the AUM of the Ivy Fund as of the Closing Date, which Portfolios must include Ivy Global Natural Resources, Ivy Cundhill Global Value Fund, and Ivy Pacific Opportunities Fund, this Section 6.1(e) shall be deemed satisfied with respect to such Fund Shareholder Approvals;

             (f) Parent shall have duly executed and delivered a Subadvisory Agreement (the "Subadvisory Agreement") with Ivy Management, Inc. replacing each existing subadvisory or other Contract between Parent and each Company, substantially in the form attached as EXHIBIT B, which Subadvisory Agreement shall be in full force and effect immediately after the Closing; (g) Parent shall have duly executed and delivered a Trademark Agreement (the "Trademark Agreement"), substantially in the form attached as EXHIBIT C;

             (h) Parent shall have performed in all material respects each of its obligations under the Support Agreement to be performed on or prior to the Closing Date;

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            (i)     the parties hereto shall have made and obtained all
Governmental Consents and all Third Party Consents, each in form and substance reasonably satisfactory to Buyer;

            (j) Buyer shall have received a favorable opinion or opinions of counsel to Parent, MIMI and Newco covering the matters set forth in EXHIBIT D and such other matters as Buyer shall reasonably request, all in form and substance reasonably satisfactory to Buyer;

            (k) Buyer shall have received the opinion of counsel to MIMI, in form and substance reasonably acceptable to Buyer, substantially to the effect that, for federal income tax purposes, (i) the Share Contribution should be treated as a "qualified stock purchase" (as defined in Section 338(d) of the Code) by Newco of the stock of MIMI, and (ii) the Pre-Closing Dissolution should be treated as a distribution of the assets and liabilities of MIMI in complete liquidation pursuant to Section 332 of the Code;

            (l)     Newco shall have assumed all of the agreements listed on
SCHEDULE 3.10(a);

            (m) each officer of Newco that is not an employee of Newco on the Closing Date and each director of Newco shall have resigned as an officer or director of Newco;

            (n) Parent shall have duly executed and delivered a Tax Matters Agreement, substantially in the form attached as EXHIBIT E;

            (o) Parent shall have duly executed and delivered a Marketing Agreement, substantially in the form attached as EXHIBIT F; and

            (p) all registrations of MIMI under applicable securities laws shall have been terminated and, if necessary, Newco shall have duly registered as an investment advisor under all Applicable Laws.

     Section 6.2 CONDITIONS TO MIMI'S, PARENT'S AND NEWCO'S OBLIGATIONS. The obligation of Parent, MIMI and Newco to effect the transactions contemplated hereby shall be subject to the following conditions, any one or more of which may be waived in whole or in part by Parent in writing:

            (a) each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Buyer contained herein that is qualified by a materiality standard shall not be further qualified hereby) as of the Closing Date (except to the extent any such representation or warranty speaks as of or is limited to an earlier date);

            (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

            (c) Buyer shall have delivered to Newco a certificate, dated as of the Closing Date, from a senior executive officer of Buyer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this
SECTION 6.2;

            (d) Buyer shall have duly executed and delivered a Trademark Agreement, substantially in the form attached as EXHIBIT C;

            (e) the parties hereto shall have made or obtained all Governmental Consents in form and substance reasonably satisfactory to Parent;

            (f) Newco shall have received a favorable opinion of counsel to Buyer covering the matters set forth in EXHIBIT G and such other matters as Newco shall reasonably request, all in form and substance reasonably satisfactory to Newco;

            (g) Ivy Management, Inc. shall have duly executed and delivered the Subadvisory Agreement;

            (h) Buyer shall have duly executed and delivered a Tax Matters Agreement, substantially in the form attached as EXHIBIT E; and

            (i) Buyer shall have duly executed and delivered a Marketing Agreement, substantially in the form attached as EXHIBIT F.

     Section 6.3 MUTUAL CONDITIONS. The obligations of Parent, MIMI and Newco, on the one hand, and Buyer, on the other hand, to effect the Closing shall be subject to the following conditions:

            (a) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, that no proceeding initiated by any Governmental Authority seeking an injunction shall be pending and that no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

            (b) the Pre-Closing Dissolution shall have been approved as contemplated by the MIMI Stockholder Approval;

            (c) the Plan of Dissolution shall have been filed with the Delaware Secretary of State and shall have become effective pursuant to the Delaware General Corporation Law, and all transactions contemplated by the Pre-Closing Transactions shall have been consummated; and

            (d) any applicable waiting period, clearance, approval and filing under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

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                                   ARTICLE VII

                              TERMINATION/SURVIVAL

     Section 7.1 TERMINATION. (a) Notwithstanding anything herein or elsewhere to the contrary or any approval of the Pre-Closing Dissolution by the MIMI Stockholder Approval, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing as follows:

                    (1)    by the mutual written consent of Buyer and Parent;

                    (2) by either Parent or Buyer if a judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Parent, MIMI, Newco or Buyer from consummating the transactions contemplated by this Agreement shall have been entered, and such judgment, injunction, order or decree shall have become final and nonappealable; provided that a party may not terminate this Agreement pursuant to Section 7.1(a)(2) if it or its Affiliates' failure to perform its obligations under this Agreement resulted in or substantially contributed to the issuance of such judgment, injunction or decree;

                    (3) by either Parent or Buyer if the Pre-Closing Dissolution shall fail to receive the MIMI Stockholder Approval;

                    (4) by Parent, on the one hand, or by Buyer, on the other hand, if there shall have been a material breach by the other of any of its representations and warranties set forth in this Agreement, which breach would, under SECTION 6.1(a) (in the case of a breach of representation or warranty by MIMI or Newco) or SECTION 6.2(a) (in the case of a breach of representation or warranty by Buyer), entitle the party receiving such representations and warranties not to consummate the transactions contemplated hereby and which breach, if it is of a nature that it may be cured, shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach;

                    (5) by Parent, on the one hand, or by Buyer, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Buyer (in the case of termination by Parent) or in this Agreement or in the Support Agreement on the part of any of the Companies or Parent (in the case of termination by Buyer), which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other; and

                    (6) at the election of Buyer or Parent, if the Closing Date shall not be on or before February 28, 2003.

     Notwithstanding SECTIONS 7.1(a)(2)-(6) hereof, a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to SECTIONS 7.1(a)(2)-(6).

            (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in SECTION 7.2.

     Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement (other than Section 5.9) shall forthwith become void and have no effect except that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement; provided, that if this Agreement is terminated by either party pursuant to Section 7.1(a)(3), then MIMI shall promptly pay to Buyer a cash break-up fee equal to $2,000,000.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 AMENDMENTS; EXTENSION; WAIVER. Subject to compliance with Applicable Law, this Agreement may be amended, altered or modified by written instrument executed by each of the parties hereto; provided, that after the occurrence of MIMI Stockholder Approval of the Pre-Closing Dissolution no amendment to this Agreement may be made that would: (i) reduce the Purchase Consideration or change the form thereof; (ii) change any other terms and conditions of this Agreement if such changes, alone or in the aggregate, would materially and adversely affect the Stockholders (other than Parent or Newco).

     Section 8.2 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement and the Master Agreement, constitute the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

     Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     Section 8.4 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested and obtained) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Parent:               Mackenzie Financial Corporation
                                        150 Bloor Street West Toronto
                                        Toronto, Ontario M5S 3B5
                                        Canada
                                        Attention: President
                                        Facsimile: (416) 922-2094

            With a copy to:             Dechert
                                        10 Post Office Square South
                                        Boston, Massachusetts 02109-4603
                                        Attention: Joseph Fleming, Esq.
                                        Facsimile: (617) 426-6567

            If to MIMI or Newco:        Mackenzie Investment Management, Inc.
                                        925 South Federal Highway
                                        Boca Raton, Florida 33432
                                        Attention: President
                                        Facsimile: (561) 368-5244

            With a copy to:             Dechert
                                        10 Post Office Square South
                                        Boston, Massachusetts 02109-4603
                                        Attention: Joseph Fleming, Esq.
                                        Facsimile: (617) 426-6567

            If to Buyer:                Waddell & Reed Financial, Inc.
                                        6300 Lamar Avenue
                                        Shawnee Mission, Kansas 66202
                                        Attention: Chief Financial Officer
                                        Facsimile: (913) 236-1799

            With a copy to:             Waddell & Reed Financial, Inc.
                                        6300 Lamar Avenue
                                        Shawnee Mission, Kansas 66202
                                        Attention: General Counsel
                                        Facsimile: (913) 236-2379

            and to:                     Vinson & Elkins L.L.P.
                                        3700 Trammell Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201-2975

                                        Attention: Alan J. Bogdanow, Esq.
                                        Facsimile: (214) 999-7857

     Section 8.6 BINDING EFFECT; PERSONS BENEFITING; NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties. Except as set forth in the preceding sentence, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of each of the other parties hereto, this Agreement and the rights hereunder may not be assigned by any of the parties hereto.

     Section 8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which. taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     Section 8.8 GOVERNING LAW. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Section 8.9 WAIVER OF JURY TRIAL. PARENT, MIMI, NEWCO AND BUYER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     Section 8.10 NO PUNITIVE OR CONSEQUENTIAL DAMAGES. No party hereto shall be liable for any punitive damages or other special, exemplary or consequential damages of any other Person arising out of or in connection with this Agreement, any of the agreements contemplated hereby or any of the transactions contemplated hereby or thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   MACKENZIE FINANCIAL CORPORATION


                                   By:    /s/ James L. Hunter
                                          -------------------
                                   Name:  James L. Hunter
                                   Title: President and Chief Executive Officer


                                   MACKENZIE INVESTMENT MANAGEMENT, INC.


                                   By:    /s/ Keith J. Carlson
                                          --------------------
                                   Name:  Keith J. Carlson
                                   Title: President and Chief Executive Officer


                                   WADDELL & REED FINANCIAL, INC.


                                   By:    /s/ John E. Sundeen, Jr.
                                          ------------------------
                                   Name:  John E. Sundeen, Jr.
                                   Title: Senior Vice President


                                   IVY ACQUISITION CORPORATION


                                   By:    /s/ Keith J. Carlson
                                          --------------------
                                   Name:  Keith J. Carlson
                                   Title: President


                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                   Exhibit A

                                                     DECHERT DRAFT DATED 8/29/02


                      MACKENZIE INVESTMENT MANAGEMENT INC.


             PLAN OF COMPLETE LIQUIDATION AND VOLUNTARY DISSOLUTION
    PURSUANT TO SECTION 332 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED
           AND SECTION 281(b) OF THE DELAWARE GENERAL CORPORATION LAW


          This is a Plan of Complete Liquidation and Dissolution (the "Plan") of Mackenzie Investment Management Inc., a Delaware corporation (the "Company"), adopted pursuant to Section 332 of the Internal Revenue Code of 1986, as amended, and Section 281(b) of the Delaware General Corporation Law (the "DGCL").

     1. The holders of record of all of the Company's issued and outstanding capital stock (the "Shareholders") are listed on SCHEDULE A hereto.

     2. The Company shall (i) pay, or make reasonable provision to pay, all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution. Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. In addition, upon the effectiveness of this Plan, each option granted under the Mackenzie Investment Management Inc. 1994 Stock Option Plan (the "Option Plan") that is unexercised and outstanding shall be cancelled in exchange for cash payments in an amount equal to the excess, if any, between the fair market value of the stock underlying the option as of that date over the exercise price of the option, as provided in Section 9.1 of the Option Plan. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. The remaining assets of the Company shall be distributed pursuant to the Plan, on or before the end of its current taxable year, as follows: (i) $____ per share in cash to shareholders of the Company (the "Unaffiliated Shareholders") other than Ivy Acquisition Corporation, a Delaware corporation ("Ivy Acquisition") and (ii) distribute $____ per share to Ivy Acquisition in a combination of cash (if any remains after distribution of dissolution proceeds to the Unaffiliated Shareholders) and the non-cash assets and liabilities of the Company. In the event that the sale of all the capital stock of Ivy Acquisition to [Buyer] results in the receipt by the sole shareholder of Ivy Acquisition of aggregate consideration in excess of the proceeds distributed to Sections 2(i) and 2(ii) hereof (the "Excess Amount"), the Excess Amount shall be distributed by the sole stockholder of Ivy Acquisition (as of the date of adoption of this Plan by the Board of Directors of the Company) among the former shareholders of the Company on a pro rata basis, based upon the number of shares of Common Stock of the

Company they owned immediately prior to the filing of a certificate of dissolution of the Company pursuant to Section 275 of the DGCL. The right to receive the Excess Amount shall not be assignable except by operation of law.

     3. The Company shall (i) during its liquidation and the winding up of its affairs, indemnify and advance expenses to any director, officer, employee or agent of the Company who is serving at the request of the Company in effectuating the intent and purpose of the Plan to the full extent permitted by the DGCL; and (ii) upon its liquidation and the winding up of its affairs and the filing of a Certificate of Dissolution pursuant to Section 275 of the DGCL, purchase, maintain and pay all premiums for such additional insurance on behalf of such persons, as may be necessary or advisable, against any liability asserted against them and incurred by them in such a capacity, or arising out of their status as a director, officer, employee of agent of the Company, to the full extent permitted by the DGCL.

     4. Upon effective filing of the Certificate of Dissolution of the Company with the Office of the Secretary of State of the State of Delaware, the Company shall be dissolved under Delaware law.

     5. This Plan shall be adopted by the Board of Directors of the Company only at such time as Ivy Acquisition holds 80% or more of the outstanding stock of the Company and shall become effective upon its adoption by the holders of a majority of the outstanding capital stock of the Company in accordance with the DGCL.

     6. The directors and officers of the Company are authorized and directed to file all of the required papers and take all of the necessary steps to dissolve the Company.

     7. Promptly after filing the Certificate of Dissolution, the Company shall close its stock transfer books and discontinue recording transfers of its capital stock.

     8. Nothing stated herein shall be construed as a limitation upon the authority of the directors of the Company to sign, record, transfer or file any and all forms, records, deeds, evidences of indebtedness or any other document, or to enter into negotiations, seek the advice of counsel, or take any other actions necessary to conform with the laws of the State of Delaware. Nor shall any provision of this Plan be construed as a limitation upon the authority of the directors of the Company to amend and modify this Plan to conform with such laws, or to abandon this Plan if the directors of the Company deem that it is in the best interests of the Company and its stockholders to do so.

     9. The approval by the stockholders of the Company of this Plan constitutes a waiver of any and all rights of such stockholders of the Company, now or hereafter, to vote upon any modification or amendment to this Plan which the directors of the Company consider necessary to conform with the pertinent provisions of Delaware law, as well as the regulations promulgated thereunder, governing corporate liquidations.

                                   Exhibit B

                                                          DRAFT: AUGUST 26, 2002


                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                                    [PARENT]

                                       AND

                            [HEDERA MANAGEMENT, INC.]


                          MADE AS OF DECEMBER __, 2002

                             SUB-ADVISORY AGREEMENT

                  AGREEMENT made the __ day of December, 2002.

BETWEEN:

          [PARENT], a company amalgamated under the laws of Ontario, Canada, with its principal place of business at 150 Bloor Street West, Suite 300, Toronto, Ontario, Canada M5S 3B5 (hereinafter called the "Manager").

                                     - and -

          [HEDERA MANAGEMENT, INC.], a company incorporated under the laws of the Commonwealth of Massachusetts, with its principal place of business at ___________ (hereinafter called the "Sub-Advisor").

RECITALS:

1. The Manager is the trustee and/or manager and the portfolio advisor to the mutual funds listed in Schedule "A" of this Agreement (the "Funds"), each of which are either mutual fund trusts or separate classes or series of shares of a mutual fund corporation organized under the laws of the Province of Ontario.

2. The Master Declaration of Trust, the Master Management Agreement or the Articles governing the Funds empowers the Manager to engage investment advisors to manage the investment portfolios of the Funds and to perform other investment advisory or administrative services to the Funds.

3. The Manager wishes to engage the Sub-Advisor to act as investment sub-advisor to all or a portion of the assets of the Funds, each as described in Schedule "A" (the "Sub-Advised Portfolios"), and has requested the Sub-Advisor to provide the Funds with investment advice and other administrative services with respect to the Sub-Advised Portfolios to assist the Manager to achieve the investment objectives of the Funds.

AGREEMENT:

     IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, each of the parties agrees as follows:

                          PART 1: SUB-ADVISORY SERVICES

1. APPOINTMENT OF SUB-ADVISOR. The Manager hereby appoints the Sub-Advisor to provide investment sub-advisory services to the Manager for the Sub-Advised Portfolios. The Manager agrees to amend the simplified prospectus, annual information form and such other documents as may be necessary to reflect the appointment of the Sub-Advisor. In its capacity as investment sub-advisor for the Sub-Advised Portfolios, the Sub-Advisor will:

     (a) make all portfolio investment decisions concerning the Sub-Advised Portfolios on a full discretionary basis, including selection of appropriate stock and bond investments for each of the Sub-Advised Portfolios consistent with the investment objectives and strategies of each Fund; provided, that the Manager acknowledges and agrees that the Sub-Advisor shall have no responsibility for filing claims on behalf of the Sub-Advised Portfolios with respect to any class action, bankruptcy proceeding or any other action or proceeding in which the Funds may be entitled to participate as a result of securities holdings and provided that the Sub-Advisor promptly notifies the Manager of such action or proceeding;

     (b) make all appropriate brokerage arrangements to implement the purchase and sale of portfolio investments, on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions consistent with applicable U.S. and Canadian securities regulation. For this purpose, "best execution" means prompt and reliable execution at the most favourable price obtainable, subject to the following:

          (i) Such brokerage arrangements may be selected on the basis of all relevant factors, including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services;

          (ii) The Sub-Advisor shall have no duty to seek advance competitive bids and may select brokers and brokerage arrangements based solely on its current knowledge of prevailing commission rates;

          (iii) The Sub-Advisor shall have discretion, in the interest of the Sub-Advised Portfolios, to direct the execution of portfolio transactions to brokers that provide brokerage and/or research services for Sub-Advised Portfolios and/or other clients of the Sub-Advisor or one or more of its affiliates (on the basis permitted under O.S.C. Policy 1.9 or any policy, rule or national instrument adopted in replacement thereof); and in connection with such transactions, to pay commissions in excess of the amount another adequately qualified broker would have charged if the Sub-Advisor determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor and its investment advisory affiliates with respect to the accounts for which they exercise investment discretion; in reaching such determination, the Sub-Advisor will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker, provided that the Sub-Advisor shall be prepared to demonstrate that such determinations were made in good faith and that all commissions paid by any Sub-Advised Portfolio over a representative period were reasonable in relation to the benefits to such Sub-Advised Portfolio;

     (c) determine whether and in what manner to vote, and whether and in what manner to exercise all voting rights in respect of investments in each of the Sub-Advised Portfolios (other than voting any proxies relating to securities of the Sub-Advised Portfolios that have a record date prior to the date of this Agreement or on or after the termination of this Agreement);

     (d) issue appropriate instructions to the custodian (or the sub-custodian) of the Funds to facilitate delivery and settlement of portfolio transactions;

     (e) maintain complete and accurate books and records relating to the Sub-Advised Portfolio transactions implemented by the Sub-Advisor and make such books and records reasonably available to the Fund and the Manager; provided that the Sub-Advisor may delegate such obligations to affiliates, which delegation shall not relieve the Sub-Advisor of its obligations hereunder; and

     (f) carry out such other actions ancillary to its role as investment sub-advisor as may be beneficial to the administration of the Sub-Advised Portfolios, including providing regular investment reports to the Manager in a form and on a schedule agreed to from time to time by the Sub-Advisor and the Manager.

2.   INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUNDS.

     (a) The investment objectives and investment strategies for each of the Funds have been determined by the Manager and are set out in the current simplified prospectus for the Funds as it may be amended or renewed from time to time by the Manager in its sole discretion. The Funds are subject to the investment restrictions described in the annual information forms of the Funds and those contained in NI 81-102 and certain provincial securities acts of which the Sub-Advisor acknowledges it is aware and which it agrees to follow in providing the investment advisory services under this Agreement. Attached as Annex I is a listing, in relation to the Funds, of each related person or company (as such term is defined in the Securities Act (Ontario)) as of the date hereof and an indication of whether or not the Funds are permitted to invest in the securities of each such person or company on the basis of an exemption order issued by certain Canadian securities regulatory authorities.

     (b) The Manager has furnished or will furnish the Sub-Advisor with true, correct and complete copies of the governing documents of the

          Funds, and each Fund's most recent prospectus and annual information form (and all amendments and supplements thereto). If they could reasonably be material to the Fund, the Manager will promptly furnish the Sub-Advisor with copies of all amendments, supplements, modifications or replacements of, or additions to, each of the foregoing.

     (c) The Sub-Advisor agrees to comply with the investment objectives, restrictions and strategies of the Funds with respect to each Sub-Advised Portfolio and the provisions of the governing documents of the Funds, as such documents may be amended from time to time and which have been received by the Sub-Advisor, in providing its investment advisory services. The Sub-Advisor shall notify the Manager on a timely basis of any lapse in compliance with the objectives and strategies. However, the Sub-Advisor makes no representations or guarantees whatsoever that the objectives of the Funds or the Sub-Advised Portfolios will be achieved.

     (d) The Manager will notify the Sub-Advisor on a timely basis, but in any event at least 5 days prior thereto, of any change in the investment objectives, restrictions or strategies of the Funds or their governing documents before the implementation date of the change to ensure an orderly transition to the new objectives or strategies.

     (e) The Sub-Advisor agrees to notify the Manager promptly when it becomes aware of a change in any portfolio managers advising the Funds or any other changes to the Sub-Advisor or its affiliates which would affect the Funds or any documents relating to the Funds.

3.   FEES FOR SUB-ADVISORY SERVICES.

     (a) Subject to the terms of this Section 3, the Manager will pay the Sub-Advisor fees for its investment advisory services for each Sub-Advised Portfolio advised by the Sub-Advisor on behalf of the Manager as set out in Schedule "B" to this Agreement.

     (b) Each Fund's net assets will be calculated daily on each day that The Toronto Stock Exchange is open for trading. The daily equivalent of the annualized fees based on the rates as described in Schedule "B" will then be calculated and paid to the Sub-Advisor monthly within 10 days of month end.

     (c) During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage and other transaction charges, if any) purchased for the Sub-Advised Portfolios. The Sub-Advisor shall not be responsible for the Manager's or the Fund's expenses, which shall include without limitation any of the following expenses related to the Manager or the Funds: (i) organizational and offering expenses (including out of pocket expenses), (ii) expenses for legal, accounting and auditing services, (iii) taxes and governmental fees,
          (iv) dues and expenses incurred in connection with membership in investment company or similar organizations, (v) costs of printing and distributing securityholders reports, proxy materials, prospectuses, certificates and distribution of dividends, (vi) charges of a Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents, (vii) payment for portfolio pricing services to a pricing agent, (viii) registration and filing fees of applicable regulatory authorities, (ix) expenses of registering or qualifying securities of the Funds for sale in any jurisdiction, (x) freight and other charges in connection with the shipment of the Funds' portfolio securities, (xi) fees and expenses of trustees or managers, (xii) salaries of securityholder relations personnel, (xiii) costs of securityholder meetings, (xiv) insurance, (xv) interest, (xvi) brokerage costs, and (xvii) litigation and other extraordinary or non-recurring expenses. The Manager shall reimburse the Sub-Advisor for any expenses of the Manager or any Fund as may be reasonably incurred by the Sub-Advisor on behalf of the Funds or the Manager. The Sub-Advisor shall keep and supply to the Manager reasonable records of all such expenses. However, the Sub-Advisor shall not incur, or cause any Fund or the Manager to incur, any such expenses (other than expenses described in clauses (vi), regarding custodians and sub-custodians, (x) or (xvi) above) without the prior written agreement of the Manager.

4.   STANDARD OF CARE OF SUB-ADVISOR; RESPONSIBILITY FOR ADVICE.

     (a) The Sub-Advisor shall exercise its powers and discharge the duties as sub-advisor honestly, in good faith and in the best interests of the Funds and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     (b) The Manager acknowledges that, in accordance with Subsection 7.3(b) of Rule 35-502 under the SECURITIES ACT (Ontario) with respect to the investment sub-advisory services rendered by the Sub-Advisor, the Manager has agreed with the Funds to be responsible to the Funds for any failure of the Sub-Advisor to act in accordance with the standard set forth in Section 4(a). The parties hereto agree that the Manager's liability to the Funds shall in no way impair its ability to seek indemnification from the Sub-Advisor under Section 13(b) of this Agreement.

5. INFORMATION FOR REPORTS OR REGISTRATION AND ACCESS TO FUND RECORDS. The Sub-Advisor will cooperate with the Manager to provide any information required to be included in any reports that must be filed with any governmental authority by or on behalf of the Funds or the Manager and any other reports that the Manager shall reasonably request. The Sub-Advisor shall permit the books and records with respect to the Sub-Advised Portfolios to be inspected by the Manager, the Funds or their respective agents upon reasonable notice of a specific request by the Manager at all reasonable times during normal business hours.

6.   CONFLICTS WITH OTHER SUB-ADVISOR ACCOUNTS.

     (a) The Sub-Advisor now acts and may in the future act as an investment advisor to fiduciary or other managed accounts, and as an investment advisor, sub-advisor and/or administrator to other investment companies on a discretionary or other basis. The Manager has no objection to the Sub-Advisor's acting in such capacities, as long as such services do not impair the services rendered to the Sub-Advised Portfolios. The Manager recognizes that, in some cases, this may adversely affect the size of the position that a Sub-Advised Portfolio may obtain in a particular security. In addition, the Manager understands that the persons employed by the Sub-Advisor to assist in the Sub-Advisor's obligations under this Agreement may not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Advisor or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind and nature, except as specifically set forth in Section 14.

     (b) If the availability of any particular investment security is limited and that security meets the investment objectives of any Sub-Advised Portfolio and also that of one or more of the Sub-Advisor's other managed accounts, such security will be allocated on a fair and equitable basis.

     (c) The Sub-Advisor agrees to adopt written trade allocation procedures that are fair and equitable and in accordance with applicable U.S. and Canadian laws and to keep accurate and complete records of all transactions effected under its trade allocation procedures. Any allocation made in accordance with the Sub-Advisor's allocation procedures, as from time to time amended, shall be presumed fair and equitable if the Sub-Advisor has provided a copy of such procedures and amendments to the Manager and the Manager has not objected thereto in writing prior to such allocation and provided that the Sub-Advisor's procedures are in substantial compliance with applicable U.S. and Canadian laws.

     (d) On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of a Sub-Advised Portfolio as well as other clients of the Sub-Advisor or its affiliates, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favourable price or lower brokerage commissions and efficient execution.

7. RESTRICTED USE OF INFORMATION BY MANAGER. The Manager agrees not to use the investment advice or services provided by the Sub-Advisor pursuant to this Agreement for any purpose except the management of the Funds and the promotion of sales of securities issued by the Funds.

8. SELF-DEALING. Except as permitted by U.S. and Canadian law, neither the Sub-Advisor, nor any officer, director or employee of the Sub-Advisor shall act as principal in connection with the purchase or sale of portfolio investments by or on behalf of the Sub-Advised Portfolios, or receive any compensation as a result of such purchases and sales other than the compensation provided for in this Agreement.

                 PART 2: REPRESENTATIONS, WARRANTIES, COVENANTS

9. RESPONSIBILITY FOR COMPLIANCE. The Sub-Advisor shall be, at all times, in compliance in all material respects with U.S. and Canadian laws applicable to it. The Sub-Advisor shall notify the Manager if there are any lapses in such compliance on a timely basis. The Sub-Advisor agrees to conduct monitoring of the Sub-Advised Portfolios' holdings on as frequent a basis as is required to ensure compliance by Sub-Advisor with laws applicable to it and with the provisions of this Agreement. The Manager is solely responsible for maintaining regulatory compliance with respect to the Funds, and the Sub-Advisor is only obligated to comply with laws applicable to it and with the provisions of this Agreement with respect to the Sub-Advised Portfolios.

10.  REGISTRATION.

     (a) SUB-ADVISOR DULY REGISTERED. The Sub-Advisor represents and warrants that it is duly registered with the U.S. Securities and Exchange Commission as an investment advisor under the U.S. Investment Advisers Act of 1940, as amended, to provide investment advisory services to managed accounts on a full discretionary basis. The Sub-Advisor is providing its services under this Agreement on the basis of the exemption from registration contained in Section 7.3 of Rule 35-502 under the SECURITIES ACT (Ontario) and, if there are reasonable grounds for believing that changes will be introduced affecting Ontario Securities Commission Rule 35-502 such that such exemption will become unavailable to the Sub-Advisor, the Sub-Advisor agrees to register under the SECURITIES ACT (Ontario) as an international adviser in the categories of investment counsel and portfolio manager to provide the services set forth in this Agreement. In accordance with the foregoing, the Sub-Advisor agrees to maintain all necessary registrations while this Agreement is in effect to enable it to continue to provide continuous investment sub-advisory services to the Sub-Advised Portfolios.

     (b) MANAGER DULY REGISTERED. The Manager represents and warrants that it is duly registered under the Securities Act (Ontario) as an adviser in the categories of investment counsel and portfolio manager.

11. FORMATION OF THE FUNDS. The Manager represents and warrants that each of the Funds has been duly formed and complies with all applicable requirements in order to be offered to Canadian investors as an open-end mutual fund trust or as a separate class of shares of an open-end mutual fund corporation.

12. GENERAL REPRESENTATIONS AND WARRANTIES. Each of the Manager and the Sub-Advisor represent and warrant to each other that:

     (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation;

     (b) it has the corporate power and capacity to enter into and to perform its obligations under this Agreement;

     (c) this Agreement has been duly authorized, executed and delivered and constitutes a validly binding obligation of it, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to or affecting the enforceability of creditors' rights generally and to principles governing the availability of equitable remedies;

     (d) to the best of its knowledge, the execution, delivery and performance of this Agreement by it will not violate or result in any default under its constitutive documents or the constitutional documents of any of its sponsored funds, any other agreement to which any of them might be a party or their assets are bound, or any applicable statute, rule, regulation, or order of government, government agency or government body;

     (e) there are no consents, approvals, orders or authorizations of any persons or governmental authorities in the Canadian jurisdictions in which its funds will be offered or in its home jurisdictions or any other declarations, notices or filings with any authority required to be obtained by it in connection with the entering into of this Agreement; and

     (f) except as otherwise disclosed herein, it has all necessary registrations to provide all of the services to be rendered in this Agreement and that such registrations have been maintained in good standing.

                             PART 3: INDEMNIFICATION

13.  INDEMNIFICATION.

     (a) The Manager agrees to indemnify the Sub-Advisor, its directors, officers and employees from any loss, claim, liability, litigation, damage or expense (including reasonable legal fees) which arises out of:

          (i) the Manager's failure to perform its obligations under this Agreement;

          (ii) any misrepresentation or breach of any representation, warranty or agreement of the Manager contained in this Agreement; or

          (iii) any untrue statement of a material fact contained in the prospectus documents distributed in connection with the public offering of the securities of the Funds to Canadian investors, or any omission to state in the prospectus documents a material fact required to be stated therein or necessary to make any statements in the prospectus documents not misleading, except for statements provided to the Manager by the Sub-Advisor in writing specifically for the purpose of inclusion in any prospectus document for the Funds.

     (b) The Sub-Advisor agrees to indemnify the Manager, its directors, officers and employees from any loss, claim, liability, litigation, damage or expense (including reasonable legal fees) which arises out of:

          (i) the Sub-Advisor's failure to perform its obligations under this Agreement;

          (ii) any misrepresentation or breach of any representation, warranty or agreement of the Sub-Advisor contained in this Agreement; or

          (iii) any untrue statement or omission to state a material fact contained in a statement provided to the Manager by the Sub-Advisor in writing specifically for the purpose of inclusion in any prospectus document for the Funds.

                             PART 4: GENERAL MATTERS

14.  EXCLUSIVITY.

     During the period of this Agreement and for a period of twelve months from the effective date of termination of this Agreement by the Manager pursuant to Section 24(d) or by the Sub-Advisor pursuant to Sections 23 and 24(f), the Sub-Advisor agrees that neither it nor any of its affiliates will provide any services including investment advisory services to or for the benefit of any mutual fund, segregated fund or other investment product (excluding pension funds or investment products targeted at institutions offered in Canada which are not managed by the Manager or any of the companies within the Power Group of Companies and which are sold through financial advisors or which are targeted at Canadian retail investors. Companies within the Power Group of Companies include Great-West Life Corporation, Investors Group Inc. and any of their subsidiaries or affiliates.

15. MARKETING SUPPORT AND RELATED MATTERS. The Manager and the Sub-Advisor agree to enter into the Marketing Agreement simultaneously with the execution of this Agreement.

16.  CONFIDENTIALITY.

     (a) The Sub-Advisor agrees to maintain in strict confidence the investment program of the Funds and the assets in each of the Sub-Advised Portfolios, except as may be required by applicable law.

     (b) Each party agrees to keep confidential all information concerning the other party which it believes in good faith is not in the public domain and which has been acquired by virtue of this Agreement, including trade secrets, except as may be required by applicable law.

     (c) Both parties to this Agreement agree to keep the terms of this Agreement confidential, except as may be required by applicable law.

17.  USE OF TRADE MARKS.

     (a) Subject to the terms of this Agreement, the Sub-Advisor hereby grants to the Manager a non-exclusive royalty free right and license to use in Canada the Sub-Advisor's trade marks and names solely in connection with the qualification, promotion, marketing and distribution of the Funds using the investment advisory services of the Sub-Advisor.

     (b) Any and all use by the Manager of the Sub-Advisor's trade marks and names shall only be in accordance with such standards and specifications and of such quality as is approved by the Sub-Advisor from time to time prior to the commencement of such use and only in a manner that protects and preserves all the rights of the other party as owner of the trade marks and names and not to impair the validity or to depreciate the value of the goodwill associated with the trade marks or names.

     (c) Upon termination of this Agreement, the Manager shall cease any and all use by it of the trade marks and/or names of the Sub-Advisor, except as otherwise agreed, and shall immediately remove all signs, labels and/or any other indicia of its right to use any such trade marks and/or names of the Sub-Advisor and shall not adopt or use any other word, marks or names which are confusingly similar.

     (d) No party shall at any time directly or indirectly contest the validity of the registration of the trade marks or business names of the other party, the exclusive ownership rights of the other party, their successors and assigns or the right of such party to grant the rights therein granted.

18. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or discontinued except by a document signed by both the Manager and the Sub-Advisor.

19. ASSIGNMENT BY SUB-ADVISOR. This Agreement shall not be assigned by the Sub-Advisor to any other person or company without the Manager's prior written consent, except that (i) the Sub-Advisor may assign its rights and obligations under this Agreement to, or enter into sub-advisory agreements as to one or more Sub-Advised Portfolios with, Waddell & Reed Investment Management Company provided that pursuant to such assignment its parent company continues to have the same share ownership, or (ii) with the written consent of the Manager which shall not be unreasonably withheld, Sub-Advisor may enter into sub-advisory agreements as to one or more Sub-Advised Portfolios with any entity directly or indirectly owned or controlled by, or under common control with, the Sub-Advisor.

20. NOTICE. Any notice to be given under this Agreement shall be in writing and shall be delivered, sent by prepaid mail, or sent by telecommunications facility to the address set out on the first page of this Agreement. Any such notice shall be effective when received if sent by delivery or telecommunications facility, and three days after mailing if sent by prepaid mail. Either party may change its address for notice by giving notice in accordance with this Section. All notices under this Agreement shall be sent to the attention of the President of the recipient of the notice with a copy to the General Counsel.

21. SEVERABILITY. If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable by any arbitrator or by any court of competent jurisdiction, such provision shall be severable from this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that province, and the Advisor irrevocably submits to the jurisdiction of the Ontario courts in connection with any dispute arising out of this Agreement.

                          PART 5: TERM AND TERMINATION

23. TERM OF AGREEMENT. This Agreement is effective as of December __, 2002 and, subject to Section 24, will continue for a period of five years and thereafter until terminated by either party on not less than 90 days' prior written notice to the other party.

24.  TERMINATION OF AGREEMENT OR AGREEMENT IN RESPECT OF SUB-ADVISED PORTFOLIOS.

     (a) The Manager can terminate this Agreement in respect of one or more Sub-Advised Portfolios (but not the entire Agreement) on 30 days' written notice to the Sub-Advisor, provided that the Manager continues to pay the amount described as "C" in the fee formulas in Schedule "B" for the period up to December __, 2007 plus, the amount described as "D" in the fee formulas in Schedule "B" for the period up to December __, 2005. The amount described as "D" in the fee formulas in Schedule "B" shall continue to include the Sub-Advised Portfolios terminated pursuant to this Section 24(a), based on the net asset value of such Sub-Advised Portfolios on the effective date of termination. The Agreement will continue with respect to the remaining Sub-Advised Portfolios.

     (b)  (i)    The Manager may terminate this Agreement immediately in respect of one or more Sub-Advised Portfolios in the event of a Change of Control of the Sub-Advisor. A "Change of Control" shall be deemed to occur, subject to the qualifications set forth in Subsections 24(b)(ii) and 24(b)(iii), if one of the following shall occur:

                 (A) [Buyer] ceases to hold, directly or indirectly, at least a majority of the voting securities of the Sub-Advisor;

                 (B) the acquisition in one or more transactions by any person or company of 50% or more of the voting securities of [Buyer or any parent company thereof];

                 (C) as a result of or in connection with a contested election of directors, the individuals who constitute the board of [Buyer ] immediately prior to such election together with the directors approved or nominated by the board prior to such election cease to constitute at least a majority of the board as a result of such election;

                 (D) [Buyer or any parent company thereof] merges or consolidates with or into another entity and, as a result of such merger or consolidation, the shareholders of [Buyer or any parent company thereof] immediately prior to such merger or consolidation do not own, directly or indirectly, immediately following the merger or consolidation at least a majority of the voting securities of [Buyer] or the surviving entity;

                 (E) a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Sub-Advisor; or

                 (F) acceptance by the shareholders of [Buyer or any parent company thereof] of a share exchange if the shareholders of [Buyer or any parent company thereof] immediately prior to such share exchange do not own, directly or indirectly, immediately following the share exchange at least a majority of the voting securities of the corporation resulting from such share exchange.

          (ii) No Change of Control shall be deemed to have occurred, unless the Manager has performed reasonable due diligence in respect of the resulting or acquiring entity and, as a result of that due diligence, has made a reasonable determination that the Sub-Advisor or acquiring entity, as a result of such Change of Control, does not offer the same or reasonably equivalent reputational and marketing benefits and portfolio management expertise as the Sub-Advisor offered prior to such Change of Control. If the acquiring entity is a major competitor of the Manager in Canada, this sub-section shall not apply.

          (iii) No Change of Control shall be deemed to have occurred, unless both Keith Tucker and Hank Herrmann resign or are removed or replaced in their capacity as CEO and CIO of the Sub-Advisor or its parent at any time prior or within 18 months following the occurrence of an event described in Section 24(b)(i)(A) through
                 (F). Notwithstanding this clause, a Change of Control shall be deemed to have occurred if, within 12 months following the occurrence of an event described in Section 24(b)(i)(A) through
                 (F):

                 (A) the executive management team of the Sub-Advisor and its affiliates does not remain substantially intact; and

                 (B) portfolio managers advising at least 66 2/3% of the Funds no longer advise the Funds.

     (c) The Manager may terminate this Agreement at any time if Hank Herrmann resigns or is removed or replaced in his capacity as CIO of the Sub-Advisor or its parent and, within any twelve-month period, more than one-half of the portfolio managers that service the Sub-Advised Portfolios resign or are removed or replaced.

     (d)  This Agreement may be terminated at any time by either party if:

          (i) the other party is in breach of any of the material terms of this Agreement after having been given 30 days' prior written notice of the breach and an opportunity to cure the breach during the 30-day period;

          (ii) the other party ceases to carry on business, becomes bankrupt or insolvent, resolves to wind up or liquidate or if a receiver of a substantial portion of its assets is appointed; or

          (iii) the adviser registration or an exemption therefrom (for the Sub-Advisor) or the adviser registration (for the Manager) or the manager registration (for the Manager, as may be required at any future date) of the other party in any jurisdiction has not been obtained, is not available or has been revoked or restricted in a manner which makes it impossible for that other party to discharge its obligations under this Agreement.

     (e) Either party may terminate the Agreement immediately by notice in writing if any court or regulatory body of competent jurisdiction establishes that the other party has committed fraud or a material regulatory violation in conducting its business that materially affects its capacity to act as Sub-Advisor or Manager in the reasonable opinion of the other party.

     (f) The Sub-Advisor may terminate this Agreement after December __, 2005 and up until December __, 2007, upon 120 days written notice to Manager.

     (g) Any termination of this Agreement shall not affect the liability of the parties in respect of any action undertaken before such notice was given.

     (h) The Sub-Advisor will be entitled to receive all fees which have accrued up to the effective date of termination in accordance with the provisions of this Agreement and shall not be entitled to receive any additional payment upon termination unless that payment is expressly provided for under the provisions of this Agreement.

25. DUTIES DURING TERMINATION PERIOD. During the time period between the date of notice of termination and the effective date of termination, the Sub-Advisor agrees to continue to provide investment sub-advisory services to the Sub-Advised Portfolios in accordance with the standard of care set out in Section 4 of this Agreement.

26.  BOOKS AND RECORDS.

     (a) The Sub-Advisor agrees that all books and records which it maintains relating to the investment assets of each of the Sub-Advised Portfolios are the property of the relevant Fund and that it will surrender any of such books and records to such Fund promptly upon the Fund's request, provided that the Sub-Advisor may keep copies of such books and records for internal use and to the extent necessary for the Sub-Advisor to comply with any applicable laws.

     (b) Upon termination of the Sub-Advisor's appointment hereunder, the Sub-Advisor shall forthwith deliver to the Funds (or as the Funds may direct) all written records, documents and books of account, and all material and supplies which have been supplied by the Funds or the Manager, which are in the possession or control of the Sub-Advisor and which relate to the performance by the Sub-Advisor of its obligations under this Agreement; provided, however, that the Sub-Advisor may retain copies of such records, documents, books of account, materials and supplies of the applicable Fund, as may be required to comply with applicable law.

27. ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

28. COUNTERPARTS. This Agreement may be executed in any number of counterparts all of which taken together shall constitute this Agreement.

29. NATURE OF AGREEMENT. This Agreement is not intended to be and shall not be treated as anything other than an investment advisory agreement relating to the provision of investment advisory services, with the rights of the parties being none other than the rights ascribed to them under this Agreement. Without limitation, this Agreement shall not be deemed in any way or for any purpose to constitute any party a partner or agent of the other party to this Agreement in the conduct of any business or otherwise or a member of a joint venture or joint enterprise with the other party to this Agreement.

30.  ENTIRE AGREEMENT; TERMINATION OF AGREEMENTS.

     (a) This Agreement, together with the Schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement and in the Schedules hereto.

     (b) Without limiting the foregoing, all prior agreements between the Manager and the Sub-Advisor for investment advisory services provided by the Sub-Advisor are hereby terminated in their entireties as of the effectiveness of this Agreement and each party represents to the other that that it has no claims against the other under or arising out of any such prior agreement between the parties other than claims for fees and expenses pursuant to the terms of such agreements to the date of termination.]

31. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVERS ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

32. SURVIVAL. The provisions included in Sections 13, 16, 17 and 24, as applicable, shall survive the termination of this Agreement.

     IN WITNESS WHEREOF each of the parties has duly executed this Agreement.


                               [HEDERA MANAGEMENT, INC.]


                         By:
                               ---------------------------------------
                               Name
                               Title


                         By:
                               ---------------------------------------
                               Name
                               Title


                               [PARENT]


                         By:
                               ---------------------------------------
                               David Feather
                               Executive Vice-President

                         By:
                               ---------------------------------------
                               James L. Hunter
                               President

                                  SCHEDULE "A"
                       to the Sub-Advisory Agreement with
                            [Hedera Management, Inc.]

                           EFFECTIVE DECEMBER __, 2002

A.   LISTING OF SUB-ADVISED PORTFOLIOS (THE "EXISTING FUNDS")

                                                                       % OF ASSETS ADVISED
                                                                       AS AT DECEMBER __,
NAME OF FUND                                                           2002
------------                                                           ---------------------
Mackenzie Universal Select Managers Capital Class                              [30%]*
Mackenzie Universal Select Managers Fund                                       [30%]*
Mackenzie Universal Select Managers USA Capital Class                          [40%]*
Mackenzie Universal U.S. Blue Chip Capital Class                               100%
Mackenzie Universal U.S. Blue Chip Fund                                        100%
Mackenzie Universal U.S. Emerging Growth Capital Class                         100%
Mackenzie Universal U.S. Emerging Growth Fund                                  100%
Mackenzie Universal World Income RRSP Fund                                     100%
Mackenzie Yield Advantage Fund                                                 [__%]

* Percentages in these Funds may differ from time to time from these target weightings.

                               [HEDERA MANAGEMENT, INC.]

                         By:
                               ---------------------------------------
                               Name
                               Title

                         By:
                               ---------------------------------------
                               Name
                               Title

                               [PARENT]

                         By:
                               ---------------------------------------
                               David Feather
                               Executive Vice-President

                         By:
                               ---------------------------------------
                               James L. Hunter
                               President

                                     ANNEX I
                       to the Sub-Advisory Agreement with
                            [Hedera Management, Inc.]

                           EFFECTIVE DECEMBER __, 2002

LISTING OF PARTIES RELATED TO MANAGER

PERMITTED RELATED COMPANIES

     Great-West Life Assurance Company
     Power Financial Corporation
     Power Corporation

NON-PERMITTED RELATED COMPANIES

     Investors Group Inc.

                                   Exhibit C

                                   AGREEMENT

            This Agreement (the "Agreement") is entered into this _____ day of ______ 2002, by and between Mackenzie Financial Corp., a Canadian corporation ("Parent"), The Trustees of the Ivy Fund, a Massachusetts business trust ("The Trust"), and [Hedera], a Delaware corporation ("Hedera").

                                   BACKGROUND
                                   ----------

            A. Parent has adopted, used, is using and is the owner of the trademark and/or trademark registration of IVY FUNDS, in word and logo formats, in Canada, for use in connection with the distribution of mutual funds. The Trust owns the trademarks and trademark registrations of IVY FUNDS, in word and logo formats, in the United States of America in connection with mutual fund investment services managed by Mackenzie Investment Management, Inc. ("MIMI"), a majority-owned subsidiary of Parent. A non-exhaustive list of the trademarks is set forth at Schedule A attached hereto.

            B. The IVY FUNDS marks (the "Marks") have been in use in different countries for different funds without confusion because the funds and fund services associated with the Marks have been managed by or through Parent.

            C. In connection with a Merger Agreement executed concurrently with this Agreement among Parent, Hedera and [certain other parties] (the "Merger Agreement"), Hedera shall succeed to the mutual fund investment services business of MIMI in the United States of America (the "Hedera Services"), including the use of the IVY FUNDS marks in the United States of America.

            D. The parties acknowledge that confusion could result if their respective use of the Marks and promotion of their respective funds going forward are not confined to their respective countries.

            E. The parties desire to set forth certain understandings related to the ongoing use by Hedera in the United States of the IVY FUNDS marks for the Hedera Services, and by Parent of the IVY FUNDS mark in connection with mutual fund distribution services in Canada (the "Parent Services") in order to avoid any future likelihood of confusion among the marks, or harm to the reputation of the marks.

            NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

            1. All capitalized terms herein that are not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

            2. Hedera agrees that it shall not, directly or indirectly, promote, market or advertise in Canada mutual fund investment or related financial services using the IVY FUNDS marks or any other mark incorporating the word IVY. For purposes of illustration only, Hedera shall not itself and shall not cause any third party to advertise or to distribute promotional materials related to the Hedera Services using IVY FUNDS or any mark incorporating the word IVY, whether in hard copy or electronic format, through print, broadcast or electronic media originating in Canada.

            3. Parent agrees that it shall not, directly or indirectly, promote, market or advertise in the United States of America mutual fund investment or related financial services using the IVY FUNDS mark, or any mark incorporating the word IVY. For purposes of illustration only, Parent shall not itself and shall not cause any third party to advertise or to distribute promotional materials related to the Parent Services using IVY FUNDS, or any mark incorporating the word IVY, whether in hard copy or electronic format, through print, broadcast or electronic media originating in the United States of America.

            4. Each of Parent and Hedera acknowledge and agree that it may be advisable to provide the means by which prospective investors who access the Internet web sites maintained by a party hereto may be transferred to the web site of the other party. At the request of Parent, Hedera shall provide and maintain a link from the Internet web site resolving at http://www.ivyfunds.com (the "Hedera Site") to the Parent web site resolving at http://www.mackenziefinancial.com (the "Parent Site") in order to permit web site visitors who enter the Hedera web site in search of information about the Parent Services to access information about such services. At Hedera's request, Parent shall provide and maintain a reciprocal link from the Parent Site to the Hedera Site in order to permit web site visitors who enter the Parent Site in search of information about Hedera Services to access information about such services. Any such links shall include prominent disclaimers stating that (i) Parent and Hedera are not related companies and do not sponsor, guarantee, endorse or otherwise engage in the provision of the services of the other, and
(ii) as applicable, (a) the Hedera funds are not available in Canada, are not affiliated with the IVY FUNDS marketed in Canada, and may be sold only to persons who are eligible to purchase United States registered investment funds, or (b) the Parent Services are not available in the United States, are not affiliated with the IVY FUNDS marketed in the United States, and that investors who are not resident in Canada should consult with a financial adviser to determine if the funds may lawfully be sold in their jurisdiction.

            5. The parties acknowledge and agree that certain media originating in, respectively, Canada and the United States of America, may be available to residents of the other country. As a result, it may not be possible to ensure that residents of Canada will not be exposed to references to the Hedera Services under the IVY FUNDS marks, or that residents of the United States of America will not be exposed to references to the Parent Services under the IVY FUNDS mark. The parties therefore shall take such commercially reasonable steps as may be necessary to avoid any likelihood of confusion among the Marks.

            6. MIMI has in the past used in connection with the Hedera Services the trademark IVY FUNDS and Design (U.S. Reg. No. 2,056,769), consisting of the IVY FUNDS word mark and an image of a castle tower (such image, the "Castle Logo"). Hedera agrees that, following the Closing Date, it shall not use the Castle Logo, nor adopt, directly or indirectly, any trademark, service mark, logo or design consisting of or including a design confusingly similar to the Castle Logo. Notwithstanding the foregoing, Hedera may use such marketing or promotional brochures or related material, prospectuses, reports, sales orders, labels, letterhead, shipping documents, displays, advertising, and other materials in existence as of the Closing Date that bear the Castle Logo for ninety (90) days from the Closing Date or the exhaustion of such materials and supplies in existence as of the Closing Date, whichever is earlier.

            7. After the Closing, Hedera agrees that it will not, directly or indirectly, adopt or use a trade dress in the United States that suggests a connection or affiliation with, or endorsement by Parent, if the use by Hedera of such trade dress in Canada would constitute infringement or dilution of Parent's trade dress rights (assuming the application in Canada of United States trademark law in determining whether such trade dress constitutes dilution or infringement of the Parent's trade dress). After the Closing, Parent agrees that it will not, directly or indirectly, adopt or use in Canada a trade dress that suggests a connection or affiliation with, or endorsement by Hedera, if the use by Parent of such trade dress in the United States would constitute infringement or dilution of Hedera's trade dress rights under United Stated trademark law.

            8.    ADDITIONAL COVENANTS OF THE PARTIES.

            Parent and Hedera hereby covenant to each other that they shall, on a continuing basis, provide the Parent Services and Hedera Services, respectively, in a manner consistent with the standards of integrity, responsiveness, and customer service associated with the management by Parent of the IVY FUNDS funds as of the effective date of the Merger Agreement. Parent and Hedera shall timely file or cause to be timely filed any and all Governmental Documents; shall manage the Parent Services and Hedera Services, respectively, in conformance with the applicable Securities Laws; and shall not knowingly do or knowingly cause to be done any acts which individually or in the aggregate would reasonably be expected to damage the reputational interest in the IVY FUNDS marks. In the event of (i) any extant or threatened investigation, finding, claim, proceeding or examination of the Parent Services or Hedera Services by any Governmental Authority (other than an examination in the normal course of business which does not involve or result in a claim or finding that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect), or (ii) any suit, claim, demand or proceeding brought by any third party against Hedera or Parent and alleging facts that, if true, would likely damage the reputation of the Marks, then to the extent lawfully permitted, Parent or Hedera shall notify the other of such investigation or claim and the parties shall cooperate to take such steps as may be reasonably necessary to mitigate such injury to the Marks. In the event that either Parent or Hedera ceases to use the IVY FUNDS marks in connection with their respective services, the party no longer using the IVY FUNDS marks shall notify the other of such determination.

            9. CONTINUED ASSURANCES. The parties agree to cooperate in good faith as needed to carry out the spirit and intent of this Agreement. In the event the parties receive evidence of actual confusion arising as a result of their respective uses of the Marks, they agree to take any further reasonable actions and execute any further agreements that they in good faith deem necessary to obviate such confusion. In the event either Parent or Hedera reasonably determines that the provision of services by the other in association with the IVY FUNDS marks tarnishes or is likely to tarnish or bring into disrepute the IVY FUNDS marks, the objecting party shall notify the other in writing of its concerns, and the parties shall discuss in good faith steps to be taken by the non-objecting party in order to mitigate any reputational injury to the IVY FUNDS marks.

            10. THE TRUST'S OBLIGATIONS. Parent shall have a right of first refusal upon commercially equivalent terms in respect of any sale or offer of license by The Trust to any third party to use the IVY FUNDS marks in connection with mutual fund investment services in the United States. Following the Closing Date, The Trust shall not use or license or otherwise authorize others to use the Castle Logo, nor adopt or use, directly or indirectly, any trademark, service mark, logo or design consisting of or including a design confusingly similar to the Castle Logo. At Parent's request, The Trust shall, within sixty (60) days of the Closing Date and at its sole cost, petition the Unites States Patent and Trademark Office (the "PTO") to surrender for cancellation U.S. Reg. No. 2,056,769 pursuant to 15 U.S.C. Section 1507(e). Additionally, in no event shall The Trust file or cause to be filed with the POT any affidavit of use or incontestability, or registration of the Castle Logo, and in the event that the cancellation petition of U.S. Reg. No. 2,056,769 is not affirmed by the PTO on or before April 29, 2003, then The Trust shall permit U.S. Reg. No. 2,056,769 to be cancelled for non-use.

            11. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter contained herein, (b) supersedes any prior agreements, understandings, representations or negotiations, whether written or oral, by or between the parties with respect to such subject matter,
(c) will bind and inure to the benefit of the successors, assigns, subsidiaries, affiliates and licensees of each party, (d) may be amended or modified only by the parties' mutual written consent, and (e) may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute the entire agreement.


                             SIGNATURE PAGE FOLLOWS

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized individual.


   MACKENZIE FINANCIAL CORPORATION


   By:
       ----------------------------------
         Name:
         Title:


   THE TRUSTEES OF THE IVY FUND


   By:
       ----------------------------------
         Name:
         Title:


   [HEDERA]


   By:
       ----------------------------------
         Name:
         Title:

                                   SCHEDULE A

                                   Trademarks

----------------------------------------------------------------------------------
MARK                   APP./REG. NO. JURISDICTION  OWNER
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
IVY FUNDS              TMA440064     Canada        MacKenzie Financial
                                                   Corporation
----------------------------------------------------------------------------------
IVY FUNDS & Design     1,545,635     United States The Trustees of the Ivy Fund

----------------------------------------------------------------------------------
IVY FUNDS              1,995,556     United States The Trustees of the Ivy Fund

----------------------------------------------------------------------------------
IVY FUNDS & Design     2,056,769     United States The Trustees of the Ivy Fund

----------------------------------------------------------------------------------
IVY FUNDS              76/334,331    United States The Trustees of the Ivy Fund
EMBRACING THE WORLD &
Design
----------------------------------------------------------------------------------

                                    EXHIBIT D

              OPINION MATTERS FOR COUNSEL TO PARENT, MIMI AND NEWCO

1. The following agreements have been duly authorized, executed and delivered by each of Parent, MIMI and Newco, as applicable, and represent the legal, valid and binding obligations of each of Parent, MIMI and Newco, as applicable, enforceable against each of them, as applicable, in accordance with their terms:

            Stock Purchase Agreement
            Voting, Support and Indemnification Agreement
            Subadvisory Agreement
            Tax Matters Agreement

2.   Approval, validity and effect of the Plan of Dissolution under Applicable
Law.

3. Non-contravention of the agreements listed in item 1 above of the charter and bylaws of each of Parent, MIMI and Newco, laws and regulations and identified material contracts.

4.   Receipt of governmental consents, filings and approvals.

                                   Exhibit E

                              TAX MATTERS AGREEMENT

     TAX MATTERS AGREEMENT (this "Agreement"), dated as of __________, 2002, is entered into by and between Mackenzie Financial Corporation, a corporation amalgamated under the laws of Ontario, Canada ("Parent"), and Waddell & Reed Financial, Inc., a Delaware corporation ("Buyer").

                                    RECITALS:

     WHEREAS, Buyer, Mackenzie Investment Management, Inc., a Delaware corporation and 85.7%-owned subsidiary of Parent ("MIMI"), and Ivy Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Newco"), have entered into a Stock Purchase Agreement dated as of __________ (the "Stock Purchase Agreement") pursuant to which Buyer will purchase all of the outstanding shares of capital stock of Newco;

     WHEREAS, Buyer and Parent have entered into a Voting, Support and Indemnification Agreement, dated as of __________ (the "Support Agreement"), whereby Parent agrees to vote in favor of the transactions contemplated by the Stock Purchase Agreement and to indemnify Buyer for certain breaches of the Stock Purchase Agreement by MIMI;

     WHEREAS, in order to facilitate the acquisition of the assets of MIMI (which include the stock of the Subsidiaries owned by MIMI), Buyer has agreed to the Pre-Closing Transactions subject to the terms and conditions of the Stock Purchase Agreement and the Support Agreement;

     WHEREAS, Parent and Buyer desire to set forth their agreement with respect to certain Tax matters related to the Pre-Closing Transactions;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement.

     2.   TAX INDEMNITY.

          (a) Parent shall be responsible for and shall indemnify and hold harmless Buyer and its Affiliates (including Newco and it Subsidiaries), and their respective successors and assigns (collectively, the "Buyer Group") from all Taxes and all reasonable costs and expenses arising out of, based upon or attributable to the Pre-Closing Transactions (any payment under this Section 2(a), an "Indemnity Payment").

          (b) The parties agree to report any Indemnity Payment under Section 2(a) for Tax purposes as an adjustment to the Purchase Consideration.

          (c) In the event that, pursuant to a "Final Determination" (as defined in Section 3 below) and contrary to Section 2(b), an Indemnity Payment is determined to be subject to Tax, such Indemnity Payment shall be supplemented by a further payment (the "Gross-Up") such that, after reduction for all Taxes imposed on the Buyer Group as a result of the receipt or accrual of such Indemnity Payment and the Gross-Up, the net amount of the Indemnity Payment together with the Gross-Up received by Buyer shall be equal to the gross amount of such Indemnity Payment.

          (d) In calculating the amount of any indemnity obligation pursuant to this Section 2, including the applicable Gross-Up, it shall be assumed that the Buyer Group (and all members thereof) are subject to Tax at the maximum federal, state and local income Tax rates applicable to the Buyer Group (and members thereof) for the year in which the Pre-Closing Transactions occur.

          (e) In the event that, following a payment by Parent of an Indemnity Payment hereunder, a member of the Buyer Group becomes entitled to a refund of, or credit for, Taxes for which an Indemnity Payment has previously been made, or to the extent that a member of the Buyer Group becomes entitled to a refund or reduction in Taxes as a result of any Tax benefit (including an adjustment related to timing differences) attributable to the Tax item that is the cause of an Indemnity Payment hereunder, Buyer shall pay, or shall cause to be paid the amount of such refund, credit or reduction in Taxes actually realized by the member of the Buyer Group; provided that in no event shall Buyer pay or cause to be paid an amount pursuant to this Section 2(e) that is greater than the total amount of Indemnity Payments received under this Section 2 minus all prior payments (if any) to Parent by Buyer paid pursuant to this Section 2(e).

     3. CONTEST PROVISIONS. Whenever Buyer becomes aware of the existence of an issue raised by any taxing authority which could reasonably be expected to result in a determination that would require an indemnity payment under this Agreement (an "Indemnity Issue"), Buyer shall in good faith promptly give notice to Parent of such Indemnity Issue. The failure of Buyer to give such notice shall not relieve Parent of its obligations under this Agreement except to the extent Parent is actually materially prejudiced by such failure to give notice. Parent and its Affiliates, at Parent's expense, shall be entitled to participate
(A) in all conferences, meetings or proceedings with any taxing authority, the subject matter of which is or includes an Indemnity Issue and (B) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. Buyer shall control all audits and similar proceedings; provided, however, Buyer shall take such reasonable action in contesting an Indemnity Issue as Parent shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney; provided that (i) within fifteen days after the notice required by this Section 3 has been delivered, Parent requests that such claim be contested;
(ii) prior to taking such action, Parent shall have furnished Buyer with an opinion of Dechert (or other national law or accounting firm of recognized standing chosen by Parent and reasonably acceptable to Buyer) to the effect that there exists "substantial authority" within the meaning of Code Section 6662 for the position to be asserted by Buyer in contesting the Indemnity Issue; (iii) prior to taking such action Parent shall have acknowledged in writing its obligation to indemnify Buyer hereunder in the event Buyer does not prevail in such contest with respect to the Indemnity Issue and Parent shall have agreed to indemnify and reimburse (and shall indemnify and reimburse) Buyer, on demand from time to time, all costs, fees and expenses that the Buyer Group may reasonably incur in connection with contesting such Indemnity Issue, including, without limitation, (A) reasonable attorneys' and accountants' fees and disbursements and (B) the amount of any interest, penalties or additions to tax indemnified hereunder that may ultimately be payable as a result of contesting such Indemnity Issue; (iv) such action would not likely increase the amount of Taxes payable by the Buyer Group for which Parent is not obligated to indemnify the Buyer Group; and (v) if the Buyer Group is requested by Parent to pay the Tax claimed and sue for a refund, or if the Indemnity Issue is otherwise paid, Parent shall have advanced to the Buyer Group, on an interest-free basis, the amount of such claim. In the event any of the above conditions is or becomes unsatisfied (x) the Buyer Group may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such Indemnity Issue in any manner it may deem appropriate (and the Buyer Group need not consult with, or obtain any consent from, Parent in connection therewith), (y) Parent will reimburse the Buyer Group promptly and periodically for the costs of defending against such Indemnity Issue (including reasonable attorneys' fees and expenses), and (z) Parent will remain responsible for any Taxes and other liabilities the Buyer Group may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Indemnity Issue to the fullest extent provided in this Agreement. If Parent shall have requested the Buyer Group to contest an adjustment and have complied with each of the terms and conditions set forth above, the Buyer Group shall not settle or compromise any adjustment for which indemnity is sought hereunder without the written consent of Parent (which consent shall not be unreasonably withheld) unless it simultaneously releases Parent from its obligations to indemnify and reimburse the Buyer Group with respect to the issues so settled or compromised, and in the event that the Buyer Group concludes such a settlement or compromise without Parent's written consent, Parent shall be deemed conclusively to have been so released. If Parent shall be willing to accept any settlement proposed by any taxing authority with respect to an Indemnity Issue as to which Parent has an indemnity obligation hereunder, but the Buyer Group refuses to approve such settlement, Parent's obligations to indemnify the Buyer Group with respect to such issue shall thereafter be limited in amount to the amount Parent would have been required to pay pursuant to such settlement. The Buyer Group shall cooperate with Parent in order to contest effectively any Indemnity Issue. If Parent shall have requested Buyer to contest any Indemnity Issue as above provided and shall have duly complied with all terms of this Section 3, Parent's liability with respect to such indemnity obligation as a consequence of such Indemnity Issue shall become fixed upon a Final Determination of the liability of Buyer for the Tax claimed, and Parent shall, within five days of such final determination, pay to Buyer the full amount due hereunder. For purposes of this agreement, a "Final Determination" shall be deemed to occur when (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, I.E., all allowable appeals have been exhausted by either party to the action, (ii) there is a closing agreement under Code
Section 7121 or (iii) the time for instituting a claim for refund has expired, or if a claim was filed, the time for instituting suit with respect thereto has expired.

     4. TAX RETURNS. Buyer shall prepare or cause to be prepared and shall file or cause to be filed all income Tax Returns of the Buyer Group, Newco and its Subsidiaries for any Taxable period that includes the Closing Date (each, an "Indemnified Period Tax Return").

Buyer agrees that it shall report the Pre-Closing Transactions as (i) a "qualified stock purchase" (as defined in Section 338(d) of the Code) by Newco of the stock of MIMI owned by Parent followed by (ii) a distribution of the assets and liabilities of MIMI in complete liquidation satisfying the requirements of Sections 332(a) and (b) of the Code. At least 30 days prior to the applicable filing deadline (including any extensions), Buyer shall deliver to Parent for its review and comment a copy of the portion of any Indemnified Period Tax Return reporting any aspect of the Pre-Closing Transactions (a "Reported Pre-Closing Transactions Item"). Within 15 days of receipt of a proposed Reported Pre-Closing Transactions Item, Parent shall deliver to Buyer notice of any disputed items with respect to the calculation or description of a Reported Pre-Closing Transactions Item. If Buyer and Parent are unable to resolve any disputes with respect to such Reported Pre-Closing Transactions Item within a period of 5 days, such dispute shall be submitted to a national accounting firm of recognized standing selected by Buyer and reasonably acceptable to Parent for final resolution. All fees and expenses payable to an accounting firm under this paragraph shall be borne by Parent.

     5. SEPARATE AGREEMENTS; NO BASKET; NO CAP. This Agreement is in addition to and separate from any indemnities, covenants, warranties, representations or other obligations of any party arising from or in connection with the Stock Purchase Agreement or the Support Agreement. Without limiting the foregoing, this Agreement shall not be subject to Section 3.7 of the Support Agreement.

     6. BACKUP WITHHOLDING; INFORMATION REPORTING. In connection with any distribution to shareholders of MIMI other than Newco upon the dissolution of MIMI, MIMI shall comply with all applicable withholding and information reporting requirements, including but not limited to either (i) holding a valid duly executed IRS Form W-8 or W-9 completed by each such shareholder or (ii) backup withholding at the applicable rate as required by any applicable law.

     7. SURVIVAL. The obligations of this Agreement shall survive until the date that is 120 days after the expiration of the applicable statutes of limitation (including extensions).

     8. AMENDMENTS; EXTENSION; WAIVER. Subject to compliance with Applicable Law, this Agreement may be amended, altered or modified by written instrument executed by each of the parties hereto.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

     10. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested and obtained) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Parent:             Mackenzie Financial Corporation
                                    150 Bloor Street West Toronto
                                    Toronto, Ontario M5S 3B5
                                    Canada
                                    Attention: President
                                    Facsimile: (416) 922-2094

          With a copy to:           Dechert
                                    10 Post Office Square South
                                    Boston, Massachusetts  02109-4603
                                    Attention: Joseph Fleming, Esq.
                                    Facsimile: (617) 426-6567

          If to Buyer:              Waddell & Reed Financial, Inc.
                                    6300 Lamar Avenue
                                    Shawnee Mission, Kansas 66202
                                    Attention: Chief Executive Officer
                                    Facsimile: (913) 236-1939

          With a copy to:           Waddell & Reed Financial, Inc.
                                    6300 Lamar Avenue
                                    Shawnee Mission, Kansas  66202
                                    Attention: General Counsel
                                    Facsimile: (913) 236-2379

          and to:                   Vinson & Elkins L.L.P.
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas 75201-2975
                                    Attention: Alan J. Bogdanow, Esq.
                                    Facsimile: (214) 999-7857

     13. BINDING EFFECT; PERSONS BENEFITING; NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of such Persons. Except as set forth in the preceding sentence, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of each of the parties hereto, this Agreement and the rights hereunder may not be assigned by any Person.

     14. NO IMPAIRMENT. This Agreement shall remain in full force and effect without regard to, and the obligations of the parties hereunder shall not be affected or impaired by: (a) any amendment, modification of or supplement to the Stock Purchase Agreement; (b) any extension, indulgence or other action or inaction in respect of the Stock Purchase Agreement; (c) any default by any party under, or any invalidity or unenforceability of, or any irregularity or other defect in the Stock Purchase Agreement; (d) any exercise or non-exercise of any right, remedy, power or privilege in respect of the Stock Purchase Agreement; or (e) any other circumstance or cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge or defense of any of the parties hereto and whether or not any of the parties hereto shall have had notice or knowledge thereof.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     16. GOVERNING LAW. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     17. WAIVER OF JURY TRIAL. PARENT AND BUYER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     18. NO PUNITIVE OR CONSEQUENTIAL DAMAGES. No party hereto shall be liable for any punitive damages or other special, exemplary or consequential damages of any other Person arising out of or in connection with this Agreement, any of the agreements contemplated hereby or any of the transactions contemplated hereby or thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     MACKENZIE FINANCIAL CORPORATION


                                     By:
                                               ---------------------------------
                                     Name:
                                               ---------------------------------
                                     Title:
                                               ---------------------------------

                                     WADDELL & REED FINANCIAL INC.


                                     By:
                                               ---------------------------------
                                     Name:
                                               ---------------------------------
                                     Title:
                                               ---------------------------------

                                    EXHIBIT G

                      OPINION MATTERS FOR COUNSEL TO BUYER

1. The following agreements have been duly authorized, executed and delivered by Buyer, and represent the legal, valid and binding obligations of Buyer enforceable against it in accordance with their terms:

            Stock Purchase Agreement
            Voting, Support and Indemnification Agreement
            Tax Matters Agreement

2. Non-contravention of the agreements listed in item 1 above of the charter and bylaws of Buyer, laws and regulations and identified material contracts.

3.   Receipt of governmental consents, filings and approvals.

                VOTING, SUPPORT AND INDEMNIFICATION AGREEMENT

      VOTING, SUPPORT AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of August 29, 2002, by and between Mackenzie Financial Corporation, a corporation amalgamated under the laws of Ontario, Canada ("Parent"), and Waddell & Reed Financial, Inc., a Delaware corporation ("Buyer").

                                    RECITALS:

      WHEREAS, concurrently herewith, Buyer, Parent, Mackenzie Investment Management, Inc., a Delaware corporation and 85.7%-owned subsidiary of Parent ("MIMI"), and Ivy Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Newco"), have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant to which Buyer will purchase all of the outstanding shares of capital stock of Newco. All capitalized terms herein that are not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement.

      WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, and as a material inducement to Buyer to enter into the Stock Purchase Agreement, Parent desires to agree to vote all shares of common stock, par value $0.01 per share ("Common Stock"), of MIMI held by Parent or over which Parent has voting control (the "Shares") in favor of the Pre-Closing Dissolution.

      WHEREAS, Parent and Buyer also wish to indemnify the other party for breaches of certain representations, warranties and covenants contained in the Stock Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                               VOTING AND SUPPORT

      SECTION 1.1 VOTING AT STOCKHOLDERS' MEETING. Parent shall vote or cause to be voted all of the Shares (i) in favor of approval of the Pre-Closing Dissolution at the Stockholders' Meeting and (ii) against any matters which would reasonably be expected to be inconsistent with the Pre-Closing Transactions or the transactions contemplated by the Stock Purchase Agreement, prior to the first to occur of (a) the date on which the Stock Purchase Agreement is terminated in accordance with its terms and (b) the Closing.

      SECTION 1.2 NO SALE, ENCUMBRANCE, ETC. Parent shall not directly or indirectly sell, transfer, pledge, or create or allow to exist any Encumbrance on, the Shares or any equity securities of Newco prior to the first to occur of (i) the date on which the Stock Purchase Agreement is terminated in accordance with its terms and (ii) the Closing.

      SECTION 1.3 STOCK PURCHASE AGREEMENT COVENANTS. Parent shall use commercially reasonable efforts to take all actions reasonably within its control to cause each of the Companies and the Funds to perform and comply with all covenants and obligations under the Stock

Purchase Agreement to be performed or observed by each such Company or Fund. Parent agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Stock Purchase Agreement, and to cooperate with each of the other parties thereto in connection with the foregoing, including using commercially reasonable efforts: (A) to obtain all authorizations, consents and approvals required by the Applicable Laws; and
(B) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby.

      SECTION 1.4 ACQUISITION PROPOSALS.

            (a) During the period from the date of this Agreement and until the earlier of the Closing or the termination of the Stock Purchase Agreement, none of Parent or any of its officers, directors, employees, representatives or agents shall, directly or indirectly, (i) solicit or knowingly encourage any proposals or offers from any Third Party concerning any Acquisition Proposal or (ii) furnish or cause to be furnished information concerning the Companies' businesses, properties or assets to a Third Party, or enter into, participate in, conduct or engage in discussions or negotiations with such Third Party.

            (b) Parent will promptly (and in no event later than 36 hours after receipt) notify Buyer in writing of, and will disclose to Buyer all material details (including, without limitation, the identity of the Third Party making such Acquisition Proposal) of, any Acquisition Proposal, whether oral or written, that Parent or any of its Affiliates, officers, directors, employees, representatives or agents receives after the date of this Agreement.

            (c) Parent shall not waive any provision of any confidentiality or similar Contract relating to an actual or possible Acquisition Proposal (whether entered into prior to the date hereof or hereafter) without the advance written consent of Buyer.

      SECTION 1.5 TAX.

            (a) At least fifteen days prior to the Closing Date, Parent shall deliver to Buyer (i) a certification by MIMI with respect to its Shares which meets the requirements of Treasury Regulation Section 1.1445-2(c)(3) dated within 30 days prior to the Closing Date, and (ii) a valid duly completed United States IRS Form W-8BEN certifying Parent's status as not a U.S. person.

            (b) Any amounts paid or payable pursuant to Sections 3.2 or 3.3 shall be treated by the parties for Tax purposes as an adjustment to the Purchase Consideration.

                                   ARTICLE II
                            REPRESENTATIONS OF PARENT

      SECTION 2.1 ORGANIZATION AND RELATED MATTERS. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Complete and correct copies of the charter and by-laws and any amendments thereto of Parent have been delivered to Buyer.

      SECTION 2.2 SHARES. Parent is the sole record and beneficial holder of all of the Shares, free and clear of any Encumbrances, and Parent has the full right, power and authority to vote the Shares in accordance with Section
1.1 hereof. The Shares consist of 15,987,910 shares of Common Stock, which as of the date hereof constitute at least 85.7% of the total issued and outstanding shares of Common Stock. To the knowledge of Parent, all of the Shares are duly authorized, validly issued, fully paid and nonassessable. To the knowledge of Parent, none of the Shares has been issued in violation of any Applicable Law. There are no Contracts to which Parent is a party or by which Parent or the Shares is otherwise bound to redeem, purchase or otherwise acquire any Shares and, except for this Agreement, there are no Contracts to which Parent is a party or by which Parent or the Shares are otherwise bound with respect to voting the Shares. There is no outstanding option, warrant, right (including conversion or preemptive rights), or agreement for the purchase or acquisition from Parent of any of the Shares.

      SECTION 2.3 AUTHORITY; NO VIOLATION; CONSENTS.

            (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and the Stock Purchase Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite action on the part of Parent and no other corporate proceedings on the part of Parent or its stockholders are necessary to approve this Agreement or the Stock Purchase Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stockholder Purchase Agreement have each been duly executed and delivered by Parent. Assuming the due authorization, execution and delivery of this Agreement by Buyer and of the Stock Purchase Agreement by Buyer, MIMI and Newco, this Agreement and the Stock Purchase Agreement each constitute the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

            (b) Neither the execution and delivery of this Agreement or the Stock Purchase Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby or thereby and the performance of this Agreement or the Stock Purchase Agreement by Parent, assuming that the Governmental Consents have been obtained prior to the Closing, will (i) (x) violate, conflict with, or result in a breach of any provision of the articles, by-laws or other organizational documents of Parent, or (y) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any material Encumbrance upon any of the properties or assets of Parent, under any of the terms, conditions or provisions of any Contract to which Parent is a party or to which it or any of its properties or assets may be subject, except as would not reasonably be expected to have a material adverse effect on Parent or be a material burden on or impairment of Parent's or the Companies' ability to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except for such violations which would not reasonably be expected to have a material adverse effect on Parent or be a material burden on or impairment of Parent's or the Companies' ability to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement.

            (c) Except for the Governmental Consents, no notice to, filing with, authorization of, exemption by, or consent or approval of, any Governmental Authority is necessary for the consummation by Parent of any of the transactions contemplated by this Agreement or the Stock Purchase Agreement.

      SECTION 2.4 NO ACTIONS, SUITS OR PROCEEDINGS. Parent is not a party to any and there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending, or to the knowledge of Parent, threatened against Parent or any of its properties or assets that challenge the validity or legality of this Agreement or the Stock Purchase Agreement or of the transactions contemplated hereby or thereby or that seek to prevent the consummation of such transactions and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets that challenges the validity or legality of this Agreement or of the transactions contemplated hereby.

      SECTION 2.5 NO BROKERS. Other than Putnam Lovell Securities, Inc., whose fees shall be paid by MIMI or Parent, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Parent or any of the Companies in connection with this Agreement, the Stock Purchase Agreement or the transactions contemplated hereby or thereby.

                                   ARTICLE III
                                 INDEMNIFICATION

      SECTION 3.1 CERTAIN DEFINITIONS. As used herein the following terms shall have the respective meanings set forth below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

      "Buyer Indemnified Parties" means Buyer and each officer, director, employee, consultant, stockholder, Affiliate of Buyer and ERISA Affiliate of Buyer, including from and after the Closing Date, each Company.

      "Buyer Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that relate to or arise out of (a) any breach or default by MIMI or Newco of any of the representations or warranties (provided, that any representation or warranty that is qualified by a materiality or Seller Material Adverse Effect standard shall not be so qualified for purposes hereof) contained in Sections 3.1, 3.2, 3.3, 3.5, 3.7(a), 3.7(g), 3.13, and
3.17(b) of the Stock Purchase Agreement or by Parent of any of the representations or warranties under this

Agreement, (b) any breach or default by Parent, Newco or MIMI of any of the covenants or agreements under this Agreement or the Stock Purchase Agreement,
(c) the Pre-Closing Transactions, (d) the matters set forth on Schedule 3.5(b) to the Stock Purchase Agreement, and (e) any merger of Ivy Management, Inc. with and into Newco that is reasonably designed to be tax free for U.S. federal income tax purposes; provided, that such merger is effected within 180 days after the Closing Date; and provided, further, that if such merger could be effected as of the Closing Date in compliance with all Applicable Laws, then such merger, when effected, complies with all Applicable Laws; and provided, further that such merger is effected in a manner so as to comply with Rule 2a-6 of the Investment Company Act.

      "Indemnified Costs" means the Buyer Indemnified Costs or the Parent Indemnified Costs, as the case may be.

      "Indemnified Parties" means the Buyer Indemnified Parties or the Parent Indemnified Parties, as the case may be.

      "Parent Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) that any of the Parent Indemnified Parties incurs and that relate to or arise out of (a) any breach or default by Buyer of any of the representations or warranties (provided, that any representation or warranty that is qualified by a materiality or Buyer Material Adverse Effect standard shall not be so qualified for purposes hereof) contained in Sections 4.1, 4.2, 4.5, 4.6, and 4.7 of the Stock Purchase Agreement; and (b) any breach or default by Buyer of any covenant or agreement under this Agreement or the Stock Purchase Agreement.

      "Parent Indemnified Parties" means Parent and each officer, director, employee, consultant, stockholder, and Affiliate of Parent, including prior to the Closing Date, each Company.

      SECTION 3.2 INDEMNIFICATION OF BUYER. Subject to the provisions of this
Article III, Parent shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs.

      SECTION 3.3 INDEMNIFICATION OF PARENT. Subject to the provisions of this
Article III, Buyer shall indemnify and hold harmless the Parent Indemnified Parties from and against any and all Parent Indemnified Costs.

      SECTION 3.4 DEFENSE OF THIRD-PARTY CLAIMS. An Indemnified Party shall give prompt written notice to the other party who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this Article III unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

            (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if
(i) the employment of separate counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

            (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof; and

            (c) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time which shall not in any event exceed 30 days or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against an Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of such Indemnified Party.

      SECTION 3.5 COOPERATION. The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article III and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

      SECTION 3.6 DIRECT CLAIMS. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 3.4 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

      SECTION 3.7 LIMITATION ON INDEMNIFICATION.

      An Indemnifying Party shall not be liable for Indemnified Costs unless the aggregate Indemnified Costs, including claims in connection with breaches of representations or warranties, exceed $750,000, in which case the Indemnifying Party shall be liable for all Indemnified Costs that exceed an aggregate of $500,000. In no event shall an Indemnifying Party be liable for Indemnified Costs under this
Article III in excess of an aggregate of $30 million.


                                   ARTICLE IV
                                  MISCELLANEOUS

      SECTION 4.1 FURTHER ASSURANCES. Each party hereto shall execute such documents and other papers and take such further actions as any other party may reasonably request in order to carry out the provisions of this Agreement. Parent shall use commercially its best efforts to introduce Buyer to the relevant governing bodies of each Subadvised Fund.

      SECTION 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS; SURVIVAL OF STOCK PURCHASE AGREEMENT.

            (a) The representations, warranties and covenants of Parent and Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and (i) (except as otherwise provided in Section 4.2(c)) the representations and warranties set forth in this Agreement shall terminate 18 months after the Closing Date, except that this time limitation shall not apply to any claims for breaches of the representations and warranties contained in Section 2.2 (relating to share ownership), which representations and warranties shall survive for a period of four years, and (ii) the indemnification obligations set forth in subpart (e) of the definition of "Buyer Indemnified Costs" in Section 3.1 hereof shall terminate on the date that is 30 days after the expiration of the applicable statutes of limitations.

            (b) As between Parent and Buyer, and for all purposes of the indemnification provisions in Article III, the representations, warranties and covenants of Parent, MIMI, Newco and Buyer contained in or made pursuant to the Stock Purchase Agreement shall survive the Closing and (except as otherwise provided in Section 4.2(c) herein) the representations and warranties set forth in the Stock Purchase Agreement shall terminate 18 months after the Closing Date, except that this time limitation shall not apply to claims for breaches of the representations and warranties
(i) contained in Section 3.7(g) of the Stock Purchase Agreement (related to Taxes of the Ivy Fund or any Portfolio), Section 3.13 of the Stock Purchase Agreement (related to Taxes) and Section 4.7 of the Stock Purchase Agreement (related to No Unfair Burden), which shall survive until the date that is 30 days after the expiration of the applicable statutes of limitations,
(ii) contained in Section 3.2 of the Stock Purchase Agreement (related to approval) and Section 3.17(b) of the Stock Purchase Agreement (related to brokers), which shall survive for a period of three years, or (iii) contained in the first, third and fourth sentences of Section 3.1(b) (other than with respect to the capitalization of MIMI) and in Section 3.1(d) of the Stock Purchase Agreement (related to capitalization), which shall survive for a period of four years.

            (c) Following the date of termination of a representation or warranty, in the absence of fraud or willful misconduct, no claim can be brought with respect to a breach of such representation or warranty, but such termination shall not affect any claim for a breach of a representation or warranty that was asserted before the date of termination. No claim for breach of a representation, warranty or covenant shall in any way be affected by any investigation of the subject matter of such representations, warranties and covenants.

      SECTION 4.3 CHANGE IN ACCOUNTING METHOD. On July 22, 2002, the Company filed Form 3115, Request for Change in Accounting Method (the "Request") with the Internal Revenue Service ("IRS"), pursuant to which it requested a change in accounting method for federal income tax purposes to permit it to deduct the full amount of certain commissions related to the sales of Class A shares rather than amortize those commissions over a period of years. If the Request is granted, the Company will be entitled to claim as an additional deduction in the year the Request is granted, as an adjustment under Section 481(a) of the Code, an amount equal to the underdeducted expenses at the time such change in accounting method is adopted (the "481 Tax Deductions"). If the Request is granted after Closing, and only to the extent the reduction in Taxes is not reflected in the determination of Excess Adjusted Working Capital on the Preliminary Balance Sheet or the Closing Balance Sheet, the Buyer agrees to pay to Parent (i) an amount equal to the reduction in Taxes of the Company actually realized as a result of the 481 Tax Deductions or
(ii) any refund actually received by the Buyer or the Company as a result of the 481 Tax Deductions. Amounts payable under this Section 4.3 with respect to a reduction in Taxes described in (i) above, shall be paid to Parent on or before the filing deadline (determined without regard to extensions) for each federal income Tax Return of the Company for which it is permited to claim the 481 Tax Deductions. Amounts payable under this Section 4.3 with respect to the receipt of a refund described in (ii) above, shall be paid to Parent within 10 Business Days after receipt of such refund by Buyer or the Company. Any amounts not paid on a timely basis shall bear interest at the rate of five percent (5%). Buyer agrees to cause the Company, following the Closing, to take such actions as are reasonably necessary to secure the IRS's approval of the Request.

      SECTION 4.4 TERMINATION. In the event of the termination of the Stock Purchase Agreement pursuant to the provisions of Article VII thereof, this Agreement shall forthwith become void and shall have no effect except that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

      SECTION 4.5 AMENDMENTS; EXTENSION; WAIVER. Subject to compliance with Applicable Law, this Agreement may be amended, altered or modified by written instrument executed by each of the parties hereto, and without any notice to or consent or approval by any other Indemnified Party.

      SECTION 4.6 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement, constitutes the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

      SECTION 4.7 EXPENSES. Except as provided elsewhere herein or in the Stock Purchase Agreement, each party hereto shall bear the expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

      SECTION 4.8 SPECIFIC PERFORMANCE. The parties recognize that in the event Parent should refuse to perform under Article I of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of Article I of this Agreement. In the event of any action to enforce this Agreement specifically, Parent hereby waives the defense that there is an adequate remedy at law.

      SECTION 4.9 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neutral forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

      SECTION 4.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      SECTION 4.11 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested and obtained) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             If to Parent:          Mackenzie Financial Corporation
                                    150 Bloor Street West Toronto
                                    Toronto, Ontario M5S 3B5
                                    Canada
                                    Attention:  President
                                    Facsimile:  (416) 922-2094

             With a copy to:        Dechert
                                    10 Post Office Square South
                                    Boston, Massachusetts  02109-4603
                                    Attention:  Joseph Fleming, Esq.
                                    Facsimile:  (617) 426-6567

             If to Buyer:           Waddell & Reed Financial, Inc.
                                    6300 Lamar Avenue

                                    Shawnee Mission, Kansas  66202
                                    Attention:  Chief Financial Officer
                                    Facsimile:  (913) 236-1799

             With a copy to:        Waddell & Reed Financial, Inc.
                                    6300 Lamar Avenue
                                    Shawnee Mission, Kansas  66202
                                    Attention:  General Counsel
                                    Facsimile:  (913) 236-2379

             and to:                Vinson & Elkins L.L.P.
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas  75201-2975
                                    Attention:  Alan J. Bogdanow, Esq.
                                    Facsimile:  (214) 999-7857

      SECTION 4.12 BINDING EFFECT; PERSONS BENEFITING; NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Indemnified Parties and the respective successors and permitted assigns of such Persons. Except as set forth in the preceding sentence, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of each of the parties hereto, this Agreement and the rights hereunder may not be assigned by any Person.

      SECTION 4.13 NO IMPAIRMENT. This Agreement shall remain in full force and effect without regard to, and the obligations of the parties hereunder shall not be affected or impaired by: (a) any amendment, modification of or supplement to the Stock Purchase Agreement; (b) any extension, indulgence or other action or inaction in respect of the Stock Purchase Agreement; (c) any default by any party under, or any invalidity or unenforceability of, or any irregularity or other defect in the Stock Purchase Agreement; (d) any exercise or non-exercise of any right, remedy, power or privilege in respect of the Stock Purchase Agreement; or (e) any other circumstance or cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge or defense of any of the parties hereto and whether or not any of the parties hereto shall have had notice or knowledge thereof.

      SECTION 4.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

      SECTION 4.15 GOVERNING LAW. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      SECTION 4.16 WAIVER OF JURY TRIAL. PARENT AND BUYER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      SECTION 4.17 NO PUNITIVE OR CONSEQUENTIAL DAMAGES. No party hereto shall be liable for any punitive damages or other special, exemplary or consequential damages of any other Person arising out of or in connection with this Agreement, any of the agreements contemplated hereby or any of the transactions contemplated hereby or thereby.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                               MACKENZIE FINANCIAL CORPORATION


                               By:     /s/ James L. Hunter
                                       ---------------------------------
                               Name:   James L. Hunter
                               Title:  President and Chief Executive Officer




                               WADDELL & REED FINANCIAL, INC.


                               By:     /s/ John E. Sundeen, Jr.
                                       ------------------------
                               Name:   John E. Sundeen, Jr.
                               Title:  Senior Vice President




          SIGNATURE PAGE TO VOTING, SUPPORT AND INDEMNIFICATION AGREEMENT